SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

[X]  Filed by Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                               STEVEN MADDEN, LTD.
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                (Name of Registrant as Specified in its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

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     4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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

                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 2004

                    ----------------------------------------


To the Stockholders of Steven Madden, Ltd.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of the Company will be held on May 21, 2004, at the Company's showroom located at 1370 Avenue of the Americas, 12th Floor, New York, New York at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

         1. To elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and qualified;

         2. To approve an amendment to the Company's 1999 Stock Plan to increase the maximum number of shares of the Company's common stock available for issuance under the plan from 2,920,000 shares to 3,220,000 shares;

         3. To ratify the appointment of Eisner LLP as the Company's independent auditors for the fiscal year ending December 31, 2004; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on April 8, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for ay purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 52-16 Barnett Avenue, Long Island City, NY 11104, by contacting the Secretary of the Company.


                                       BY ORDER OF THE BOARD OF DIRECTORS


April 27, 2004                         /s/ JAMIESON A. KARSON
                                       -----------------------------------------
                                       Jamieson A. Karson
                                       Chief Executive Officer


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005.

                               STEVEN MADDEN, LTD.
                              52-16 Barnett Avenue
                           Long Island City, NY 11104

                                 PROXY STATEMENT

                                  INTRODUCTION

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of common stock of Steven Madden, Ltd., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the 2004 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's showroom located at 1370 Avenue of the Americas, 12th Floor, New York, New York on Friday, May 21, 2004 at 10:00 a.m, Eastern Daylight Time, and at any adjournments thereof. These proxy materials are being sent on or about April 28, 2004 to holders of record of common stock, $.0001 par value (the "Common Stock"), of the Company at the close of business on April 8, 2004 (the "Record Date"). The Company's Annual Report for the fiscal year ended December 31, 2003, including audited financial statements, is being sent to stockholders together with these proxy materials.

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and qualified, (ii) to approve an amendment to the Company's 1999 Stock Plan (the "Plan") to increase the maximum number of shares of the Company's common stock available for issuance under the plan from 2,920,000 shares to 3,220,000 shares, (iii) to ratify the appointment of Eisner LLP as the Company's independent auditors for the fiscal year ending December 31, 2004, and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company's Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.0001 par value (the "Common Stock"), of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

         The principal executive offices of the Company are located at 52-16 Barnett Avenue, Long Island City, NY 11104 and its telephone number is (718) 446-1800.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         As of the Record Date, there were outstanding 13,333,905 shares of Common Stock (excluding treasury shares) held by approximately 70 holders of record and 3,400 beneficial owners. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. Each nominee to be elected as a director named in Proposal 1 must receive a plurality of the votes cast by the holders of Common Stock present in person or represented by proxy at the Annual Meeting with respect to such proposal. Each of the amendments to the Company's 1999 Stock Plan described in Proposal 2 and the ratification of the appointment of Eisner LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 described in Proposal 3 must be approved by the affirmative vote of the holders of a majority of the total votes cast on such proposals in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at the meeting. An abstention from a vote with respect to Proposal 1 will have no effect. An abstention from a vote with respect to Proposal 2 or 3 will have the same practical effect as a vote against such proposal. Broker "non-votes" are not deemed to be "votes cast." As a result, broker "non-votes" are not included in the tabulation of the voting result on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations and as such will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for a matter by reducing the total number of shares from which a majority is calculated. Brokers who hold shares in street name who have not been given specific voting instructions may not vote on behalf of beneficial owners with respect to Proposal 2. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals 1, 3 and 4. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

         The expense of preparing, printing and mailing this Proxy Statement, the exhibits hereto and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges. The Company has entered into an agreement with The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist the Company in the solicitation of proxies for the Annual Meeting. Under the agreement, the Company has agreed to pay The Proxy Advisory Group of Strategic Stock Surveillance, LLC a fee of approximately $15,000 plus disbursements.

         Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

         None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder's shares.

                                  PROPOSAL ONE

         TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
             OF THE COMPANY'S STOCKHOLDERS OR UNTIL THEIR SUCCESSORS
                         ARE DULY ELECTED AND QUALIFIED

         Under the Amended and Restated By-Laws of the Company (the "By-Laws"), the Board of Directors of the Company is required to be comprised of a minimum of one (1) director. Subject to the foregoing limitation, the number of directors may be fixed from time to time by action of the directors. The Company's board presently consists of ten (10) directors whose terms expire at the Annual Meeting.

         The Nominating/Corporate Governance Committee of the Board and the Board have nominated and are recommending the election of each of the seven (7) nominees set forth below to serve as a director of the Company until the next annual meeting of the Company's stockholders or until his successor is duly elected and qualified. The names and biographical summaries of the seven (7) persons who have been nominated by the Nominating/Corporate Governance Committee of the Board and the Board to stand for election at the Annual Meeting have been provided below for your information. Proxies will be voted for the election of the seven (7) nominees listed below as directors of the Company unless otherwise specified on the proxy. A plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting will be necessary to elect the directors listed below. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed proxy. Abstentions shall be counted separately and shall be used for purposes of calculating whether a quorum is present at the meeting.

Biographical Summaries of Nominees for the Board of Directors

         Jamieson A. Karson has been the Chief Executive Officer of the Company and Vice Chairman of the Board of Directors of the Company since July 1, 2001. Mr. Karson has been a director of the Company since January 2, 2001. Prior to joining the Company as Chief Executive Officer, Mr. Karson practiced law for over 17 years. He was a partner in the New York City law firm of Tannenbaum Helpern Syracuse & Hirshtritt LLP from January 1, 1997 through June 30, 2001, where he served on the firm's three person Finance Committee. He was a partner at the law firm of Karson McCormick from February 1992 through December 31, 1996. Prior to that, Mr. Karson was an associate attorney at the law firm of Shea & Gould.

         Jeffrey Birnbaum has been a director of the Company since June 2003. Mr. Birnbaum has been the Product Development Manager of Dolphin Shoe Company since August 1982.

         Marc S. Cooper has been a director of the Company since July 2001. Mr. Cooper has served as a Managing Director of Peter J. Solomon Company in its Mergers and Acquisitions Department since May 1999. Previously, Mr. Cooper worked at Barington Capital Group from March 1992 to May 1999, where he was a founding member and Vice Chairman overseeing its investment banking operations. Currently, Mr. Cooper serves as a director of Maxcor Financial Group Inc. and North Atlantic Trading Company, Inc.

         John L. Madden has been a director of the Company since the Company's inception. Since April 1998, Mr. Madden has owned and managed a branch office of Tradeway Securities Group, Inc. in Florida. From May 1996 through December 1996, Mr. Madden formed JLM Consultants, Inc. which acted as a branch office of Merit Capital, Inc. for several broker-dealers. From May 1994 to May 1996, Mr. Madden served as Vice President of Investments for GKN Securities, Inc. From August 1993 to April 1994, Mr. Madden was employed by Biltmore Securities, Inc. as Managing Director and registered sales representative. Mr. Madden is the brother of Steven Madden, the Company's former Chief Executive Officer.

         Peter Migliorini has been a director of the Company since October 1996. Mr. Migliorini has served as Sales Manager for Greschlers, Inc., a supply company located in Brooklyn, New York since 1994. From 1987 to 1994 Mr. Migliorini served as Director of Operations for Mackroyce Group. Mr. Migliorini has previously served in a number of capacities, ranging from Assistant Buyer to Chief Planner/Coordinator for several shoe companies including Meldisco Shoes, Perry Shoes, and Fasco Shoes.

         Thomas H. Schwartz is a new nominee for director. Mr. Schwartz has been a managing director of Helmsley-Spear, Inc. since 1984, where he was also a salesman since 1973. As managing director, among other things, Mr. Schwartz is responsible for the leasing and sales brokerage of real estate, management of real estate leasing and supervising managers of properties.

         Awadhesh Sinha has been a director of the Company since October 2002. Mr. Sinha has served as Chief Operating Officer and Chief Financial Officer of WEAR ME Apparel Inc., a company that designs, manufactures and markets branded and non-branded children's clothing, since 2003. Prior to that, Mr. Sinha worked for Salant Corporation, a company that designs, manufactures and markets men's clothing, for 22 years, and held the position of Chief Operating Officer and Chief Financial Officer of Salant Corporation from 1998 to 2003.

Recommendation of the Board of Directors

         The Nominating/Corporate Governance Committee of the Board and the Board unanimously recommend a vote FOR the election of Messrs. Jamieson A. Karson, Jeffrey Birnbaum, Marc Cooper, John L. Madden, Peter Migliorini, Thomas
H. Schwartz and Awadhesh Sinha. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Director Independence

         The Board of directors is currently comprised of ten (10) members. Messrs. Koppelman, Dharia, Gladstone and Mongeluzo will not stand for reelection to the Board at the Annual Meeting. The Board has determined that the following director nominees are "independent" for purposes of The Nasdaq National Market listing standards: Messrs. Cooper, Migliorini, Schwartz and Sinha. If the seven
(7) nominees set forth above are elected, the Board will be comprised of a majority of independent directors. The Board has adopted a policy whereby the independent directors have regularly-scheduled executive sessions at least twice a year.

Directors' Attendance at Annual Meetings

         The Company encourages all of its directors to attend annual meetings of the Company's stockholders. Six directors attended the Company's 2003 annual meeting of stockholders.

Communications with Directors

         The Company has adopted a procedure by which stockholders may send communications as defined within Item 7(h) of Schedule 14A under the Exchange Act to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of the Corporate Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, NY 11104. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board of Directors.

Director Compensation

         Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or any of its Committees. In 2003 each non-employee director (other than Mr. Koppelman) received the following compensation: (i) a grant of options to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant and (ii) fifty thousand dollars ($50,000) in immediately available funds; however, the chairperson of the Audit Committee received sixty-five thousand dollars ($65,000) in immediately available funds. In addition, non-employee directors are reimbursed by the Company for all expenses related to attending meetings.

         In May 2001, the Company entered into an agreement with Charles A. Koppelman pursuant to which Mr. Koppelman agreed to serve as the Company's Executive Chairman of the Board. On June 30, 2003, this agreement expired in accordance with its terms; however under the agreement on the date of the Annual Meeting Mr. Koppelman is entitled to receive an option to purchase 100,000 shares of the Company's Common Stock at an exercise price equal to the lesser of
(a) the closing market price on the grant date or (b) $13.50. As of July 1, 2003, Mr. Koppelman was compensated for his services as a director in the same manner as the other outside directors on the Board. See "Agreement with the Chairman of the Board."

Meetings and Committees of the Board of Directors

         The Board of Directors met four (4) times during the fiscal year ended December 31, 2003. The Board of Directors has the following standing committees:
Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, Real Estate Committee and Cash Investment Committee. In addition, the Company has an Ad Hoc Committee made up of certain board members and executive officers which meets to discuss general issues regarding the business and strategic growth of the Company.

Audit Committee

         During the year ended December 31, 2003, the Audit Committee of the Board of Directors consisted of directors Awadhesh Sinha (chairman), Roger Gladstone and Peter Migliorini. The Audit Committee is comprised of directors who are "independent" for purposes of The Nasdaq National Market listing standards and who meet the independence requirements contained in Exchange Act Rule 10A-3(b)(1). The Board has determined that Awadhesh Sinha meets the SEC criteria of an "audit committee financial expert." The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent public accountants, evaluating the Company's accounting policies and its system of internal controls, and reviewing significant finance transactions. During 2003, the Audit Committee met nine (9) times.

         The Audit Committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. Among other matters, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of the Company's internal accounting controls that could significantly affect the Company's financial statements. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of the Company's independent accountants. In addition, the Audit Committee also functions as the Company's Qualified Legal Compliance Committee (the "QLCC"). The purpose of the QLCC is to receive, retain and investigate reports made directly, or otherwise made known, of evidence of material violations of any United States federal or state law, including any breach of fiduciary duty by the Company, its officers, directors, employees or agents, and if the QLCC believes appropriate, to recommend courses of action to the Company.

         The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent public accountants and with appropriate Company financial personnel. Meetings are held with the independent public accountants who have unrestricted access to the Audit Committee. In addition, the Audit Committee reviews the Company's financing plans and reports recommendations to the full Board of Directors for approval and to authorize action. The Board has adopted a written charter setting out the audit related functions the Audit Committee is to perform. A copy of the Audit Committee Charter is attached as Annex A to this Proxy Statement.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

         The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

                             Audit Committee Report

         The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2003 and met with both management and Eisner LLP, the Company's independent public accountants, to discuss such audited financial statements. Management and the Company's independent public accountants have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has received from and discussed with Eisner LLP the written disclosure and the letter regarding the independence of Eisner LLP as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with Eisner LLP any matters required to be discussed by Statement on Auditing Standards No. 61. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                 AUDIT COMMITTEE

                                 Roger Gladstone
                                Peter Migliorini
                            Awadhesh Sinha, Chairman

Nominating/Corporate Governance Committee

         In April 2004 the Board of Directors created a Nominating/Corporate Governance Committee and appointed Peter Migliorini and Awadhesh Sinha as the initial members of such committee. The Nominating/Corporate Governance Committee is comprised of directors who are "independent" for purposes of The Nasdaq National Market listing standards. The Nominating/Corporate Governance Committee considers and makes recommendations to the Board of Directors with respect to the size and composition of the Board of Directors and identifies potential candidates to serve as directors. The Nominating/Corporate Governance Committee identifies candidates to the Board of Directors by introduction from management, members of the Board of Directors, employees or other sources and stockholders that satisfy the Company's policy regarding stockholder recommended candidates. The Nominating/Corporate Governance Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources. A copy of the Nominating/Corporate Governance Committee Charter is attached as Annex B to this Proxy Statement.

         Stockholders wishing to submit recommendations for the 2005 Annual Meeting should write to the Corporate Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, NY 11104. Any such stockholder must (x) comply with the director nomination provisions of the Company's By-Laws, (y) meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and (z) submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a director, (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (4) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

         In considering Board of Directors candidates, the Nominating/Corporate Governance Committee takes into consideration the Company's Board Candidate Guidelines, attached as Annex C to this Proxy Statement, the Company's policy regarding stockholder recommended director candidates, as set forth above, and all other factors that they deem appropriate, including, but not limited to, the individual's character, education, experience, knowledge and skills. In addition, the Nominating/Corporate Governance Committee develops and recommends corporate governance principles for the Company; makes recommendations to the Board of Directors in support of such principles; takes a leadership role in the shaping of the corporate governance of the Company; and oversees the evaluation of the Board of Directors and management.

         Since the Company's Nominating/Corporate Governance Committee was established in April 2004, it did not have any meetings during 2003.

Compensation Committee

         The Compensation Committee of the Board of Directors for the year ended December 31, 2003 consisted of directors Peter Migliorini (chairman) and Roger Gladstone. The Compensation Committee is comprised of directors who are "independent" for purposes of The Nasdaq National Market listing standards. The Compensation Committee is primarily responsible for approving salaries, bonuses and other compensation for the Company's Chief Executive Officer and named executive officers, reviewing management recommendations relating to new incentive compensation plans and changes to existing incentive compensation plans, and administering the Company's stock plans, including granting options and setting the terms thereof pursuant to such plans (all subject to approval by the Board of Directors). During 2003, the Compensation Committee met four (4) times.

Real Estate Committee

         The Real Estate Committee of the Company for the year ended December 31, 2003 consisted of Jamieson A. Karson, Arvind Dharia and Mark Jankowski. The Real Estate Committee is primarily responsible for overseeing real estate transactions for the Company. In light of the Company's aggressive retail store expansion plan, the Real Estate Committee was formed to consider proposed real estate transactions for approval.

Cash Investment Committee

         In February 2004 the Board of Directors created a Cash Investment Committee and appointed Jamieson Karson, John Madden and Marc Cooper as the initial members of such committee. The Cash Investment Committee is primarily responsible for setting the Company's policy with respect to cash investments. Since the Company's Cash Investment Committee was established in February 2004, it did not have any meetings during 2003.

Ad Hoc Committee

         During 2002, the Board appointed an Ad Hoc Committee which consists of Jamieson A. Karson, Charles Koppelman, John Madden, Richard Olicker and Robert Schmertz. The Ad Hoc Committee meets to discuss general issues regarding the business and strategic growth of the Company. The Ad Hoc Committee met three (3) times in 2003.

Code of Business Conduct and Ethics

         All of the Company's employees, officers (including senior executive, financial and accounting officers) and directors are held accountable for adherence to the Company's Code of Business Conduct and Ethics (the "Code"). The Code is intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Code covers all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of Company assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Code without fear of retaliation. Waiver of any provision of the Code for executive officers and directors may only be granted by the Board of Directors or one of its committees and any such waiver or modification of the Code relating to such individuals will be disclosed by the Company. A copy of the Code is attached as Annex D to this Proxy Statement and may also be obtained by any stockholder upon request without charge by writing to the Corporate Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, NY 11104.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file with the Securities and Exchange Commission ("SEC") reports of initial ownership of the Company's common stock and subsequent changes in that ownership and furnish the Company with copies of all forms they file pursuant to
Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that: (i) Charles Koppelman failed to file a Form 4 relating to the exercise of stock options that were previously granted to him and failed to timely file a Form 4 relating to the exercise of stock options that were previously granted to him, (ii) John Madden failed to timely file a Form 4 relating to the exercise of stock options that were previously granted to him and (iii) Mark Jankowski failed to timely file a Form 4 relating to the exercise of stock options that were previously granted to him and the sale of the underlying shares of the Common Stock of the Company.

Equity Compensation Plan Information

         The following table provides information as of December 31, 2003 with respect to the Company's Common Stock that may be issued under its existing equity compensation plans: The table shows the number of securities to be issued under compensation plans that have been approved by stockholders and those that have not been so approved. The footnotes and other information following the table are intended to provide additional detail on the compensation plans.

                                                                                             Number of securities
                                      Number of securities                                  remaining available for
                                       to be issued upon      Weighted-average exercise      future issuance under
                                          exercise of           price of outstanding       equity compensation plans
                                      outstanding options,      options, warrants and        (excluding securities
           Plan category              warrants and rights              rights              reflected in column (a))
-----------------------------------   ---------------------   -------------------------   --------------------------
Equity compensation plans approved
by security holders
Equity Stock Option Plans (1)                     1,774,000                       14.06                      277,000

Equity compensation plans not
approved by security holders
Non-Qualified Options (2)                           500,000                        1.75                            0
Other (3)                                           290,000                         N/A                            0

Total                                             2,564,000                       11.35                      277,000

--------------------

1) Consists of the 1993 Incentive Stock Option Plan, the 1995 Stock Plan, the 1996 Stock Plan and the 1999 Stock Plan, as amended.

2) In March 1995, the Company issued options to purchase 1,000,000 shares of its Common Stock to a company wholly owned by Steven Madden, the Company's former Chief Executive Officer. The options were subsequently transferred to Steven Madden. The options, which are fully exercisable, have an exercise price of $1.75 and an exercise period of 10 years. As of the Record Date, 500,000 of these options remain unexercised. Unearned compensation was recorded in the amount of $575,000 which represented the difference between the exercise price and the fair value of the stock on the date of grant and was classified as a component of stockholders equity. The unamortized portion was charged to operations in 1997 in connection with Steven Madden's then-existing amended employment agreement.

3) (a) In 2002 and 2003 the Company entered into agreements with eighteen employees and independent contractors which agreements provide that, if such employees and independent contractors continue to be employed with the Company through specified future dates (ranging from January 1, 2004 through March 31, 2007), they each will be entitled to receive shares of the Company's Common Stock in amounts ranging from 500 shares to 20,000 shares.

     (b) In April 2002 the Company entered into an agreement with Robert Schmertz which provides that, subject to shareholder approval, if Mr. Schmertz is employed by the Company through June 30, 2005 he will be entitled to receive 50,000 shares of the Company's Common Stock. See Employment Agreements with Certain Executive Officers.

     (c) In October 2002 the Company entered into an agreement with Harry Chen which provides that, subject to shareholder approval, if Mr. Chen is employed by the Company through June 30, 2005 he will be entitled to receive 50,000 shares of the Company's Common Stock.

Certain Legal Proceedings

         Between June and August 2000, eight putative securities fraud class action lawsuits have been commenced in the United States District Court for the Eastern District of New York against the Company, Steven Madden and, in five of the actions, Rhonda J. Brown (the former President and a former director of the Company) and Arvind Dharia. These actions are captioned: Wilner v. Steven Madden, Ltd., et al., 00 CV 3676 (filed June 21, 2000); Connor v. Steven Madden, et al., 00 CV 3709 (filed June 22, 2000); Blumenthal v. Steven Madden, Ltd., et al., 00 CV 3709 (filed June 23, 2000); Curry v. Steven Madden, Ltd., et al., 00 CV 3766 (filed June 26, 2000); Dempster v. Steven Madden Ltd., et al., 00 CV 3702 (filed June 30, 2000); Salafia v. Steven Madden, Ltd., et al., 00 CV 4289 (filed July 24, 2000); Fahey v. Steven Madden, Ltd., et al., 00 CV 4712 (filed August 11, 2000); Process Engineering Services, Inc. v. Steven Madden, Ltd., et al., 00 CV 5002 (filed August 22, 2000). By Order dated December 8, 2000, the Court consolidated these eight actions, appointed Process Engineering, Inc., Michael Fasci and Mark and Libby Adams as lead plaintiffs and approved their selection of lead counsel. On February 26, 2001, Plaintiffs served a Consolidated Amended Complaint. On or about October 31, 2001, plaintiffs filed a Second Consolidated Amended Class Action Complaint. The pleading names the Company, Steven Madden, Rhonda J. Brown and Arvind Dharia as defendants. It principally alleges that the Company and the individual defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated under the 1934 Act by issuing false and misleading statements, and failing to disclose material adverse information, generally relating to matters arising from Mr. Madden's June 2000 indictment. The plaintiffs seek an unspecified amount of damages, costs and expenses on behalf of themselves and all other purchasers of the Company's common stock during the period June 21, 1997 through June 20, 2000. On November 30, 2001, all of the defendants served motions to dismiss the Consolidated Amended Complaint. The motions were fully briefed on January 14, 2002. Since that time, an agreement has been reached to resolve all claims in this action, subject to notices to the putative class members, a hearing and approval by the District Court. The tentative settlement is within the limits of the Company's insurance coverage.

         On or about September 26, 2000, a putative shareholders derivative action was commenced in the United States District Court for the Eastern District of New York, captioned Herrera v. Steven Madden and Steven Madden, Ltd., 00 CV 5803 (JG). The Company is named as a nominal defendant in the action. The complaint seeks to recover alleged damages on behalf of the Company from Mr. Madden arising from his June 2000 indictment and to require him to disgorge certain profits, bonuses and stock option grants he received. On January 3, 2001, plaintiff filed an Amended Shareholder's Derivative Complaint. On February 2, 2001, both the Company and Mr. Madden filed motions to dismiss the Amended Complaint because of plaintiff's failure to make a pre-litigation demand upon the Company's board of directors. On October 1, 2001, plaintiff filed a Second Amended Complaint. On November 2, 2001, the Company filed a motion to dismiss this pleading on grounds that plaintiff had failed to make a pre-litigation demand upon the Company's board of directors. On February 7, 2002, the Magistrate Judge filed a Report recommending that the Company's motion to dismiss be denied. The Company filed its objections to the Report on March 4, 2002. On March 22, 2002, the District Judge entered an order adopting the Magistrate Judge's report and recommendation in full. Since that time, an agreement has been reached to resolve all claims in this action, subject to such notice to the Company's shareholders (if any) as may be required by the District Court, a hearing and approval by the District Court. The Company believes, after consultation with counsel, that its defense costs and certain attorneys fees in connection with this action will be subject to coverage by the Company's insurance.

         On or about November 28, 2001, a purported shareholder derivative complaint was filed in the United States District Court for the Eastern District of New York, captioned Herrera v. Karson, et al., 00 CV 7868. Named as defendants therein are the Company (as nominal defendant) and certain of the Company's present and/or former directors. The complaint alleges that the individual defendants breached their fiduciary duties to the Company in connection with a decision by the Board of Directors of the Company to enter into an employment agreement with Mr. Steven Madden in or about May 2001 that, among other things, entitles Mr. Madden to receive an annual base salary of $700,000 during periods that Mr. Madden is not actively engaged in the duties of Creative and Design Chief (including during the period of his incarceration). The complaint seeks declaratory and other equitable relief, as well as an unspecified amount of compensatory damages, costs and expenses. On or about February 1, 2002, plaintiff filed an Amended Shareholder Derivative Complaint

(the "Amended Complaint"). The Amended Complaint contains substantially the same allegations and names the same defendants as the original complaint. Since that time, an agreement has been reached to resolve all claims in this action, subject to such notice to the Company's shareholders (if any) as may be required by the District Court, a hearing and approval by the District Court. The Company believes, after consultation with counsel, that its defense costs and certain attorneys fees in connection with this action will be subject to coverage by the Company's insurance.

         The Company and certain of the Company's present and/or former directors have been named in an action commenced in the United States District Court for the Eastern District of New York by the Safeco Surplus Lines Insurance Company captioned, Safeco Surplus Lines Ins. Co. v. Steven Madden Ltd., et al., 02 CV 1151 (JG). The complaint principally seeks rescission of the excess insurance policy issued by Safeco to the Company for the February 4, 2000 to June 13, 2001 period and an order declaring that Safeco does not owe any indemnity obligation to the Company or any of its officers and directors in connection with the putative shareholder class action and derivative cases described in the Form 10Q filed by the Company for the quarter ended March 31, 2002. The parties have agreed to a resolution of Safeco's claims, the implementation of which is conditioned upon judicial approval of the settlements of the shareholder class action and derivative claims discussed above.

         On September 12, 2001, the State of Florida, Department of Banking and Finance, Division of Securities and Investor Protection (the "Department") issued a Final Order adopting the Stipulation and Consent Agreement to Final Order dated May 15, 2001 ("Stipulation and Consent Agreement") between John Madden and the Department relating to the Department's investigation of alleged sales of unregistered securities in 1997. Under the Stipulation and Consent Agreement, Mr. Madden neither admitted nor denied the allegations against him; however, Mr. Madden agreed to pay an administrative fine in the amount of $5,000 and agreed to abide by certain limitations related to his employment in the securities or investment advisory industry for a period of five years, including Mr. Madden's agreement to not act in any principal, supervisory, or managerial capacity in the securities industry and to not exercise discretionary authority in any account of any person.

Directors, Director Nominees and Executive Officers

         Certain information concerning the directors, director nominees and executive officers of the Company is set forth below:

       Name                   Age             Position(s) with the Company
----------------------       -----       --------------------------------------
Charles A. Koppelman          63         Chairman of the Board
Jamieson A. Karson            46         Chief Executive Officer and
                                           Vice-Chairman of the Board
Arvind Dharia                 54         Chief Financial Officer, Director and
                                           Secretary
Richard Olicker               46         President and Chief Operating Officer
Mark Jankowski                43         Executive Vice-President of Production
                                           for Steven Madden, Ltd.
Gerald Mongeluzo              63         President of Adesso-Madden, Inc., and
                                           Director
Robert Schmertz               40         President of Steve Madden Womens
                                           Wholesale Division and Brand Manager
Joseph Masella                55         President of Candie's Division
Harry Chen                    54         Chairman and Lead Designer of Madden
                                           Mens Division
John McCann                   42         President of l.e.i. Footwear Division
Andrew Shames                 46         President of Madden Mens Division
Larry Paparo                  36         President of Candie's Kids and
                                           Stevies, Inc.
Jay Litvack                   53         President of Diva Acquisition
                                           Corporation
John L. Madden                56         Director
Peter Migliorini              55         Director
Marc Cooper                   42         Director
Awadhesh Sinha                58         Director
Roger Gladstone               50         Director
Jeffrey Birnbaum              43         Director
Thomas H. Schwartz            56         Director Nominee

--------------------

         See "Biographical Summaries of Nominees for the Board of Directors" for biographical summaries of Messrs. Jamieson A. Karson, Jeffrey Birnbaum, Marc Cooper, John L. Madden, Peter Migliorini, Thomas H. Schwartz and Awadhesh Sinha.

         Charles A. Koppelman will not be standing for re-election as a director of the Company at the Company's 2004 Annual Meeting. Mr. Koppelman has been a director of the Company since June 1998 and Chairman of the Board since July 1, 2001. Previously Mr. Koppelman was acting Chairman of the Board from June 2000 to July 2001. Presently, Mr. Koppelman serves as Chairman of CAK Entertainment, Inc. From 1988 to 1997, Mr. Koppelman served first as Chairman and Chief Executive Officer of EMI Music Publishing and then as Chairman and Chief Executive Officer of EMI Records Group, North America.

         Arvind Dharia will not be standing for re-election as a director of the Company at the Company's 2004 Annual Meeting. Mr. Dharia has been the Chief Financial Office and Secretary of the Company since October 1992 and a director since December 1993. From December 1988 to September 1992, Mr. Dharia was Assistant Controller of Millennium III Real Estate Corp.

         Richard Olicker has been Chief Operating Officer of the Company since January 3, 2001. In September 2001 Mr. Olicker was appointed President of the Company. Prior to joining the Company, Mr. Olicker spent more than 12 years at AeroGroup International, Inc., which markets Aerosoles and What's What shoes. As cofounder of Aerosoles, Mr. Olicker served as President of the company's private label division and was responsible for managing all aspects of sourcing, production, pricing, sales, service, systems and finance. Mr. Olicker began his career in footwear in 1982 as the General Counsel and Licensing Director at El Greco Leather Products and later held an executive position with New Retail Concepts, Inc., an apparel licensing firm.

         Mark Jankowski became the Executive Vice President of Production for Steven Madden, Ltd. in 2002 after serving as the President of Steve Madden Retail, Inc. since July 1, 2001. Previously, Mr. Jankowski had been the General

Merchandise Manager of the Company from December 2000 to June 30, 2001. Prior to that, Mr. Jankowski had been the President of Steve Madden Retail, Inc. from February 1999 to December 2000 and the Company's Vice President of Product Development from 1995 to 1999. From 1980 to 1995, Mr. Jankowski held several positions at Edison Brothers, including Head of Buying.

         Gerald Mongeluzo will not be standing for re-election as a director of the Company at the Company's 2004 Annual Meeting. Mr. Mongeluzo has been a director of the Company since July 2001. Mr. Mongeluzo has been President of Adesso-Madden, Inc., a wholly owned subsidiary of the Company, since September 1995. Previously, Mr. Mongeluzo was the founder and President of Adesso Shoes, Inc., a buying agent of private label shoes. From 1987 through 1991, Mr. Mongeluzo was the President of the Prima Barabaro Division of Cells Enterprise, Inc. Mr. Mongeluzo founded Prima Shoes, Inc., a buying agent of private label shoes, and served as its President from 1974 to 1987.

         Robert Schmertz has been the President of Steve Madden Womens Wholesale Division and Brand Manager since September 2001, the President of Shoe Biz, Inc., a wholly owned subsidiary of Steve Madden Retail Inc. since May 1998 and the President of Diva Acquisition Corp. since January 2001. Before joining the Company, Mr. Schmertz was President of Daniel Scott Inc. from November 1995 to May 1998. Previously, Mr. Schmertz was the East Coast Sales Manager for Impo International from January 1993 through November 1995. From April 1990 to December 1992, Mr. Schmertz served as a sales representative for Espirit de Corp. based in San Francisco, California.

         Joseph Masella has been the President of the Candie's Division since March 2004. Previously, he was the Executive Chairman of the l.e.i. Footwear Division and Stevies, Inc. since June 2002. Prior to that, he was President of Stevies, Inc. since April 2000 and President of l.e.i. Footwear Division since July 1998. Prior to that, he was Vice President-Sales of the Company's Adesso-Madden subsidiary since October 1995. From 1992 to 1995, Mr. Masella served as General Manager-Far East Division of US Shoe Co.

         John McCann has been President of l.e.i. Footwear since June 2002. Previously, he was the line builder of l.e.i. Footwear. Before joining the Company, Mr. McCann served as the District Merchandise Manager of Baker shoes from 1995 to 1998.

         Harry Chen has been the Chairman of the Madden Mens Division since March 2004. Previously, he was the President of Union Bay Mens Footwear, Inc. since January 2003 and the President of Madden Men since November 2002. Before joining the Company, Mr. Chen served as Chief Executive Officer of XES Appeal, Inc. from 1997 to 2002.

         Jay Litvack has been President of Diva Acquisition Corporation since May 2002. Before joining the Company, Mr. Litvack served as the President of Me Too from 1996 to 2002.

         Andrew Shames has been the President of Madden Mens since March 2004. Before joining the Company, Mr. Shames was an executive at Harbor Footwear Group Ltd. from 1997 to 2004. Mr. Shames began his career at J.P. Marks International, one of the first importers of men's dress and casual product from Asia, and occupied the role of Vice President of Sales.

         Larry Paparo has been the President of Candie's Kids and Stevies, Inc. since March 2004. Prior to that, Mr. Paparo served as the Vice President of Sales for Candie's Division since November 2003. Before joining the Company, Mr. Paparo held sales and management positions with both Nine West and Kenneth Cole.

         Roger Gladstone will not be standing for re-election as a director of the Company at the Company's 2004 Annual Meeting. Mr. Gladstone has been a director of the Company since February 2003. Since 1998, Mr. Gladstone has served as Chairman of Firebrand Financial Group, Inc., a brokerage and investment banking firm, and has served as a registered representative with EarlyBirdCapital, Inc., an online investment bank, since 2002. In addition, Mr. Gladstone has served as Chairman of Premium Asset Recovery Corporation, an adjustment and collection services company, since 1998. Previously, Mr. Gladstone has served as President of Shochet Securities, a brokerage firm, from 1999 to 2002.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth for each of the last three fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001 the remuneration paid by the Company to its Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer):

                           Summary Compensation Table

                                        Annual compensation                       Long-term compensation
                                -----------------------------------     --------------------------------------------
                                                                                       Restricted
                                Fiscal                                    Awards      Stock Awards      All other
Name and principal position      year      Salary($)       Bonus($)      options(1)       ($)          compensation
---------------------------     ------    ----------     ----------     -----------    ----------      ------------
Jamieson A. Karson,              2003     $  467,500     $  108,056(2)         -0-            N/A      $    287,963(3)
Chief Executive Officer          2002     $  400,000(4)  $  286,319(5)      45,000(6)         N/A      $     32,268(7)
                                 2001     $  187,500     $   50,000        100,000     $  188,000(8)   $     17,791(7)

Richard Olicker,                 2003     $  393,749     $  183,056         70,000            N/A      $      4,657
President and                    2002     $  350,000     $  564,319         75,000     $  374,800(9)            N/A
Chief Operating Officer          2001     $  252,723            N/A        150,000            N/A               N/A

Arvind Dharia,                   2003     $  220,000     $   71,771         40,000            N/A      $    113,443(10)
Chief Financial Officer          2002     $  200,000     $  250,000         40,000     $  338,400(11)  $    113,411(10)
                                 2001     $  200,000     $   50,000         40,000            N/A      $     92,857(10)

Gerald Mongeluzo,                2003     $  326,250            -0-            -0-            N/A      $     87,776(12)
President, Adesso-               2002     $  311,538     $   69,401         33,000            N/A      $      5,155(13)
Madden, Inc.                     2001     $  299,040     $   93,623            -0-            N/A               N/A

Robert Schmertz,                 2003     $  393,750            -0-            -0-            N/A      $    256,000(14)
President, Steve Madden          2002     $  363,750     $  150,000        100,000     $  850,000(15)  $      5,769(16)
Womens Wholesale Division        2001     $  300,000     $  115,000            -0-            N/A               N/A
   and Brand Manager

--------------------

(1)  Options to purchase shares of Common Stock.

(2)  Mr. Karson was paid cash bonuses totaling $108,056 for 2003.

(3) In 2003, the Company paid expenses in the amount of $37,963 on behalf of Mr. Karson pursuant to his employment agreement. In addition, in 2003 the Company paid Mr. Karson $250,000 in lieu of granting him the option to purchase 100,000 shares to purchase Common Stock that he was entitled to under his employment agreement.

(4) Mr. Karson's employment agreement was amended to provide for a base salary of $425,000 as of July 1, 2002. See "Employment Agreements with Certain Executives"

(5) In exchange for the increase in base salary described in note (4) above, Mr. Karson agreed to waive his right to collect the portion of his cash bonus for 2002 that is allocable to the payment by the Company of the loss mitigation insurance premium that the Company purchased in the fourth quarter of fiscal year 2001. The amount waived by Mr. Karson was approximately $278,000. See "Employment Agreements with Certain Executives"

(6) Although, under his employment agreement Mr. Karson was entitled to receive an option to purchase 50,000 shares of Common Stock in 2002, on June 24, 2002, Mr. Karson agreed to accept an option to purchase only 45,000 shares of Common Stock so that an option to purchase 5,000 shares of Common Stock could be awarded to a key employee.

(7)  Expenses paid on behalf of Mr. Karson pursuant to his employment agreement.

(8) On July 10, 2001, Mr. Karson was issued 10,000 shares of restricted Common Stock, 25% of which became unrestricted at the end of each of the four quarters following the date of issuance. The closing price of the Company's Common Stock on July 10, 2001 as reported by The Nasdaq National Market was $18.80. The value of these restricted shares of Common Stock as of December 31, 2001 was $140,700 (based upon a closing price on December 31, 2001 of $14.07 per share as reported by The Nasdaq National Market). To the extent dividends are paid on the Common Stock, such dividends will be paid on these restricted shares.

(9) On July 1, 2002, the Company agreed to grant Mr. Olicker 20,000 shares of Common Stock on January 1, 2005 if Mr. Olicker is employed by the Company on such date. The closing price of the Company's Common Stock on July 1, 2002 as reported by The Nasdaq National Market was $18.74. The value of these restricted shares of Common Stock as of December 31, 2002 was $361,400 (based upon a closing price on December 31, 2002 of $18.07 per share as reported by The Nasdaq National Market). These shares have not been issued to Mr. Olicker and Mr. Olicker will not be entitled to any rights with respect to the ownership of these shares (including voting rights and dividends) until they are issued to Mr. Olicker.

(10) Life insurance premium and other expenses paid on behalf of Mr. Dharia.

(11) On October 30, 2002, the Company agreed to grant Mr. Dharia 20,000 shares of Common Stock on December 31, 2005 if Mr. Dharia is employed by the Company on such date. The closing price of the Company's Common Stock on October 30, 2002 as reported by The Nasdaq National Market was $16.92. The value of these restricted shares of Common Stock as of December 31, 2002 was $361,400 (based upon a closing price on December 31, 2002 of $18.07 per share as reported by The Nasdaq National Market). These shares have not been issued to Mr. Dharia and Mr. Dharia will not be entitled to any rights with respect to the ownership of these shares (including voting rights and dividends) until they are issued to Mr. Dharia.

(12) In 2003, the Company paid expenses in the amount of $5,726 on behalf of Mr. Mongeluzo pursuant to his employment agreement. In addition, in 2003 the Company paid Mr. Mongeluzo $82,500 in lieu of granting him the option to purchase 33,000 shares to purchase Common Stock that he was entitled to under his employment agreement.

(13) Expenses paid on behalf of Mr. Mongeluzo pursuant to his employment agreement.

(14) In 2003, the Company paid expenses in the amount of $6,000 on behalf of Mr. Schmertz pursuant to his employment agreement. In addition, in 2003 the Company paid Mr. Schmertz $250,000 in lieu of granting him the option to purchase 100,000 shares to purchase Common Stock that he was entitled to under his employment agreement.

(15) On April 2, 2002, the Company agreed to grant Mr. Schmertz 50,000 shares of Common Stock on June 30, 2005 if Mr. Schmertz is employed by the Company on such date. The grant of these shares is subject to approval of the Company's shareholders. The closing price of the Company's Common Stock on April 2, 2002 as reported by The Nasdaq National Market was $17.00. The value of these restricted shares of Common Stock as of December 31, 2002 was $903,500 (based upon a closing price on December 31, 2002 of $18.07 per share as reported by The Nasdaq National Market). These shares have not been issued to Mr. Schmertz and Mr. Schmertz will not be entitled to any rights with respect to the ownership of these shares (including voting rights and dividends) until they are issued to Mr. Schmertz.

(16) Expenses paid on behalf of Mr. Schmertz pursuant to his employment agreement.

         The following table sets forth certain information with respect to options granted during the last fiscal year to the persons named in the above Summary Compensation Table.

                     Option/SAR Grants In Last Fiscal Year



                          Number of    Percent of Total                                      Potential Realizable
                         Securities      Options/SARS      Exercise                         Value at Assumed Annual
                         Underlying       Granted to        or Base                           Rates of Stock Price
                        Options/SARS     Employees in        Price                          Appreciation for Option
         Name            Granted (#)     Fiscal Year %      ($/Sh)      Expiration Date               Term
---------------------   -------------    -------------    ----------    ----------------    ------------------------
                                                                                                5%            10%
                                                                                            ----------    ----------
Jamieson A. Karson                -0-          NA                 NA                  NA            NA            NA
Richard Olicker                70,000        17.3              19.00            05/23/13       836,430     2,119,677
Arvind Dharia                  40,000         9.9              20.85            09/09/10       339,522       791,230
Gerald Mongeluzo                  -0-          NA                 NA                  NA            NA            NA
Robert Schmertz                   -0-          NA                 NA                  NA            NA            NA


         The following table sets forth certain information with respect to options exercised during the last fiscal year by the persons named in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of the last fiscal year.

 Aggregate Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values



                            Shares           Value            Number of Securities        Value of Unexercised in
                          Acquired on       Realized         Underlying Unexercised      the Money Options/SARs at
         Name            Exercise (#)          $            Options/SARS at FY-End (#)           FY-End ($) (1)
---------------------   -------------    -------------   -----------------------------   --------------------------
                                                         Exercisable     Unexercisable   Exercisable  Unexercisable
                                                         -----------    --------------   -----------  -------------
Jamieson A. Karson                -0-               NA       145,000               -0-       223,900           -0-
Richard Olicker                25,000          299,000       185,000            35,000     1,288,750        49,000
Arvind Dharia                  60,000          625,840        92,000            30,000       557,660           -0-
Gerald Mongeluzo               17,000          146,275        33,000               -0-        46,860           -0-
Robert Schmertz                12,500           86,000       100,000               -0-       142,000           -0-

--------------------

(1) Based upon a closing price on December 31, 2003 of $20.40 per share as reported by The Nasdaq National Market.

1999 Stock Plan

         As of March 15, 1999, the Board of Directors of the Company adopted the 1999 Stock Plan (the "1999 Plan"), and on June 4, 1999 the Company's stockholders approved the adoption of the 1999 Plan. In May 2000, the Company's stockholders approved an amendment to the 1999 Plan increasing the number of shares of Common Stock subject to the plan from 400,000 to 975,000 shares. In July 2001, the Company's stockholders approved an amendment to the 1999 Plan increasing the number of shares of Common Stock subject to the plan from 975,000 to 1,600,000 shares. In May 2002, the Company's stockholders approved an amendment to the 1999 Plan increasing the number of shares of Common Stock subject to the plan from 1,600,000 to 2,280,000. In May 2003, the Company's stockholders approved an amendment to the 1999 Plan (i) increasing the maximum number of shares of the Company's common stock available for issuance under the plan from 2,280,000 shares to 2,920,000 shares; (ii) providing that the exercise price of an option granted under the plan shall be no less than the fair market value of the Company's common stock on the date of grant (except to the extent otherwise provided in agreements with the Company dated prior to the effective date of the amendment) and (iii) prohibiting the Board from amending the terms of any option granted pursuant to the plan to reduce the option price. As of the Record Date, options to purchase 2,674,500 shares of Common Stock have been granted pursuant to the 1999 Plan. The purpose of the 1999 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. The 1999 Plan Proposal is expected to provide even greater flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of federal tax laws. See Proposal Number 2--Amendment of the 1999 Stock Plan.

Employment Agreements with Certain Executive Officers

         In May 2001, the Company entered into an employment agreement with Jamieson A. Karson pursuant to which Mr. Karson agreed to serve as the Company's Chief Executive Officer and Vice Chairman of the Board. This agreement was amended in February 2004. The term of Mr. Karson's employment under the agreement (as amended) is five (5) years commencing on July 1, 2001 and ending on June 30, 2006. The term will be automatically extended for successive one year periods unless the Company timely notifies Mr. Karson of its intention not to extend the term. In connection with the execution of his Employment Agreement, Mr. Karson surrendered 5,000 options which had been granted to him for his service as an outside director. The agreement (as amended) provides that the Company pay Mr. Karson an annual salary of $467,500 which base salary is subject to a 10% annual increase on each July 1st of the term if the Company's net income for the four calendar quarters ending on the most recent June 30th is greater than the net income for the four calendar quarters ending on the preceding June 30th. In addition, the agreement provides that for each fiscal year (beginning with 2002) that occurs during the term of employment, Mr. Karson receive a cash bonus, in an amount determined by the Board, not less than four percent (4%) of the increase in the Company's EBITDA (earnings before interest, tax, depreciation and amortization) over the EBITDA of the prior fiscal year. On or about July 10, 2001, Mr. Karson received options to purchase 100,000 shares of the Company's Common Stock at an exercise price equal to the closing market price on the date prior to the grant date as quoted on The Nasdaq National Market. These options vested quarterly over the one year period following the date of grant and are exercisable for a period of five (5) years from the date of grant. On or about July 10, 2001, the Company issued to Mr. Karson 10,000 shares of restricted common stock, 25% of which became unrestricted at the end of each of the four quarters following the date of issuance. Subject to approval by the Company's stockholders of the Amendment of the Company's 1999 Stock Plan and subject to availability of shares under such plan or any other plan designated by the Board of Directors and approved by the Company's stockholders, on or about the date of the Company's annual meeting for each year of the term of the agreement (beginning in 2002), Mr. Karson is entitled to receive, annual options to purchase shares of the Company's Common Stock equal to the dollar amount of the annual bonus received by Mr. Karson for the previous fiscal year; provided, however, that no annual option shall be for greater than 100,000 shares. The annual options shall vest quarterly over the one year period following the date of grant and shall be exercisable after vesting for a period of five (5) years from the date of grant at an exercise price equal to the closing price of the Company's Common Stock on the applicable date of grant, as quoted on The Nasdaq National Market (or such other market or exchange on which the Company's Common Stock is listed or traded). In addition, in the event of Mr. Karson's total disability or his death, the Company is obligated to continue to pay Mr. Karson (or Mr. Karson's estate) his base salary for the twelve (12) month period immediately subsequent to the date of such total disability or death. In the event Mr. Karson's employment agreement is terminated (or not extended) for any reason other than For Cause (as defined in the agreement) or due to his death or his total disability, the Company is obligated to pay Mr. Karson an amount equal to the product of (i) Mr. Karson's base salary plus the cash bonus which Mr. Karson was paid for the immediately preceding fiscal year multiplied by (ii) the greater of (A) the number of years remaining on the term of the agreement or (B) two. In the event that there is a "change of control" transaction terminating Mr. Karson's employment, all unvested options to purchase shares of the Company's Common Stock held by Mr. Karson will vest on the date of termination and Mr. Karson will be entitled to receive a lump sum cash payment equal to (a) the amount of compensation that is accrued and unpaid through the date of termination and (b) three (3) times the total compensation (base salary and cash bonus) received by Mr. Karson for the preceding 12 month period ending December 31. Mr. Karson's employment agreement contains other customary provisions, including provisions regarding confidentiality, solicitation and competition.

         The Company entered into an employment agreement with Richard Olicker, the Company's President and Chief Operating Officer on January 3, 2001, which agreement was amended as of July 1, 2002. The term of Mr. Olicker's employment ends on January 1, 2005. The Company agreed to pay Mr. Olicker an annual base salary of $375,000, which, subject to certain net income requirements, will be increased annually by 10%. In addition, Mr. Olicker is entitled to receive a cash bonus equal to four percent (4%) of the amount by which the aggregate EBIT-D (earnings before the payment of interest or taxes or a deduction for depreciation) for the fiscal year ending on the most recent December 31st exceeds EBIT-D for the fiscal year ending on the preceding December 31st. The agreement provides that Mr. Olicker receive a one time cash bonus of $125,000 in the event that the aggregate EBIT-D for any 4 consecutive fiscal quarters during the term of the agreement equals or exceeds $40,000,000. The agreement also provides that, on each June 30th during the term of the agreement, Mr. Olicker receive an option bonus to purchase a number of shares of common stock equal to thirty percent (30%) of the dollar amount of the annual cash bonus due for the fiscal year ending on the preceding December 31st. The options comprising the option bonus shall vest quarterly over a one (1) year period commencing on the September 30th following the date of grant and be exercisable at a price equal to the closing bid price of the Company's shares of Common Stock on the date of grant, as reported by The Nasdaq National Market. Pursuant to the amendment to Mr. Olicker's agreement, in September 2002, Mr. Olicker received options to purchase 75,000 shares of the Company's Common Stock and on or about the date of the Company's annual meeting for each year of the term of the agreement (beginning in 2003), Mr. Olicker is entitled to receive, annual options to purchase 75,000 shares of the Company's Common Stock, which options shall vest quarterly over the one year period following the date of grant and shall have an exercise price equal to the closing bid price of the Company's Common Stock on the applicable date of grant, as quoted on The Nasdaq National Market. In the event that Mr. Olicker's employment is terminated for any reason other than (i) the Company terminating employment for cause or (ii) Mr. Olicker terminating employment without good reason, Mr. Olicker shall receive a pro rata option bonus based on the performance of the Company for the full fiscal year in which his employment was terminated. In addition, if Mr. Olicker is employed by the Company on January 1, 2005, he will be entitled to 20,000 unrestricted shares of the Company's Common Stock. Mr. Olicker also received a signing bonus of one hundred thousand dollars ($100,000). Mr. Olicker's employment agreement contains other customary provisions.

         In January 1998, the Company entered into an employment agreement with Arvind Dharia, pursuant to which Mr. Dharia agreed to serve as the Company's Chief Financial Officer, which agreement was amended as of June 29, 2001 and as of October 30, 2002. The agreement will expire on December 31, 2005. However, the term of the agreement is subject to automatic extension for one (1) year unless either party terminates the agreement with ninety (90) days' prior notice. The Company agreed to pay Mr. Dharia an annual salary of $169,400 until September 30, 2001, $200,000 from October 1, 2001 through December 31, 2002, $220,000 from January 1, 2003 through December 31, 2003, $234,000 from January 1, 2004 through December 31, 2004, and $240,000 from January 1, 2005 through December 31, 2005. Mr. Dharia received a $50,000 signing bonus upon execution of the amendment to the agreement on June 29, 2001. The agreement provides that Mr. Dharia receive options to purchase 40,000 shares of the Company's Common Stock on June 30 of each year during the term of the agreement (commencing June 30, 2001). The options are to vest quarterly over a period of one (1) year and are exercisable at an exercise price equal to the lesser of (i) the average closing bid price of the Company's Common Stock as quoted on The Nasdaq National Market or such other exchange on which the common stock shall be listed on the date of grant or (ii) if the date of grant is not June 30th, the average closing bid price of the Company's Common Stock as quoted on The Nasdaq National Market or such other exchange on which the common stock shall be listed on June 30th of the year in which the grant shall occur. In addition, the agreement provides that for each fiscal year that occurs during the term of employment (beginning with the fiscal year ended December 31, 2001), Mr. Dharia receive a cash bonus, in an amount equal to one and one-half percent (1.5%) of the increase in the Company's EBITDA (earnings before interest, tax, depreciation and amortization) over the EBITDA of the prior fiscal year, provided, however that in no event shall the annual cash bonus exceed Mr. Dharia's base salary for such fiscal year. Also, Mr. Dharia shall, at the end of a calendar quarter, receive a bonus of $50,000 if the Company has had sales of $300,000,000 or more for such calendar quarter and the immediately preceding three (3) calendar quarters, provided, however, that Mr. Dharia shall not receive this $50,000 bonus more than once in any given calendar year. In addition, during the term of the agreement, the Company is obligated to pay life insurance premiums on behalf of Mr. Dharia of approximately $80,000 per year. Also, if Mr. Dharia is employed by the Company on January 1, 2005, he will be entitled to 20,000 unrestricted shares of the Company's Common Stock. In the event of Mr. Dharia's total disability or death, the Company is obligated to pay Mr. Dharia or his estate an amount equal to the appropriate salary for the twelve (12) month period immediately subsequent to the date of his total disability or death. In the event Mr. Dharia's employment agreement is terminated by the Company for any reason other than "for cause" or due to his "total disability", the Company is obligated to pay Mr. Dharia an amount equal to the product of (a) Mr. Dharia's base salary on the effective date of such termination plus the bonus paid or payable for the fiscal year ended on the December 31st immediately preceding the date of termination multiplied by (b) the number of years (and fractions of years) remaining in the term of the employment agreement. In addition, the Company will be obligated to continue to pay the life insurance premiums on behalf of Mr. Dharia provided for above. The payments due Mr. Dharia upon his termination for any reason other than "for cause" or due to his "total disability" will be payable in two installments: fifty percent (50%) on January 1 after the date of termination and the remaining fifty percent (50%) one year after. Further, Mr. Dharia may terminate the agreement in the event of a "change in control" of the Company without Mr. Dharia's prior written consent, and within ten (10) days of termination Mr. Dharia is entitled to receive an amount equal to three (3) times the total compensation (including base salary, cash bonus, and other employee benefits) received by Mr. Dharia for the preceding twelve (12) month period ending on the most recent December 31st, provided that Mr. Dharia's then-current Base Salary shall be used in determining the foregoing. Mr. Dharia's employment agreement contains other customary provisions.

         In April 2002, the Company entered into an employment agreement with Robert Schmertz pursuant to which Mr. Schmertz agreed to serve as President of Steve Madden Wholesale Womens Division and Brand Manager for Steven Madden, Ltd. The term of Mr. Schmertz's employment commenced on April 1, 2002 and ends on June 30, 2005. Mr. Schmertz received a signing bonus of $150,000. The Company agreed to pay Mr. Schmertz an annual salary of $375,000, which will be increased to $412,500 on July 1, 2003 and will be further increased to $453,750 on July 1, 2005. Pursuant to the agreement, on May 17, 2002 Mr. Schmertz received 100,000 options to purchase the Company's Common Stock at an exercise price equal to the closing market price on such date. These options vest quarterly beginning with the first 25,000 vesting on September 30, 2002 and the last on June 30, 2003. In addition, on the date of the Company's annual meeting in each of 2003 and 2004, Mr. Schmertz will be entitled to receive an option to purchase 100,000 shares of the Company's Common Stock. These options will have an exercise price equal to the closing market price on the date of the grant and will vest quarterly beginning with the first 25,000 vesting on the September 30th immediately following the grant. In the event of a change in control, all unvested options will vest on the date of the change of control, priced as of the closing market price on the date of transfer as quoted on The Nasdaq National Market. Subject to the approval of the Company's shareholders, if Mr. Schmertz is employed by the Company through June 30, 2005, he will be entitled to receive 50,000 shares of Common Stock.

         In April 2001, Adesso-Madden, Inc. ("Adesso"), a wholly-owned subsidiary of the Company, entered into an employment agreement with Gerald Mongeluzo pursuant to which Mr. Mongeluzo agreed to serve as President of Adesso. The term of Mr. Mongeluzo's employment is three (3) years commencing on April 1, 2001 and ending on March 31, 2004. Mr. Mongeluzo received a signing bonus of $35,000. Adesso agreed to pay Mr. Mongeluzo an annual salary of $300,000 for the first year of the term, $315,000 for the second year of the term and $330,000 for the third year of the term. The agreement provides that by April 15th of 2002, 2003 and 2004, Mr. Mongeluzo shall receive a cash bonus equal to four percent (4%) of the amount by which net profit for the fiscal year ending on the most recent December 31st exceeds net profit for the fiscal year ending on the preceding December 31st. In addition, the agreement provides that on each of June 30, 2001, 2002, and 2003, Mr. Mongeluzo shall receive an option to purchase 34,000, 33,000 and 33,000 shares of the Company's Common Stock, respectively. These options shall vest quarterly over the one year period following the date of grant and shall be exercisable after vesting for a period of seven (7) years from the date of grant at an exercise price equal to the closing price of the Company's Common Stock on the applicable date of grant, as quoted on The Nasdaq National Market (or other principal exchange on which shares of the Company's Common Stock are traded). In the event that Mr. Mongeluzo terminates his employment for `good reason' or Mr. Mongeluzo's employment is terminated by the Company for any reason other than "for cause" or due to his disability, the Company is obligated to pay Mr. Mongeluzo an amount equal to Mr. Mongeluzo's base salary for the greater of (i) twelve (12) months or (b) the remaining term of his agreement (as if it had not been terminated). Further, Mr. Mongeluzo may terminate the agreement in the event of a "change in control" of the Company, and upon such termination Mr. Mongeluzo is entitled to receive an amount equal to the greater of (a) Mr. Mongeluzo's base salary for the remaining term of his agreement (as if it had not been terminated) or (b) Mr. Mongeluzo's base salary as then in effect for a period of twelve (12) months. Mr. Mongeluzo's employment agreement contains other customary provisions.

Agreement with the Chairman of the Board

         In May 2001, the Company entered into an agreement with Charles A. Koppelman pursuant to which Mr. Koppelman agreed to serve as the Company's Executive Chairman of the Board. The term of the agreement is two (2) years commencing on July 1, 2001 and ending on June 30, 2003. The Company agreed to pay Mr. Koppelman an annual base salary of $125,000. The Company also agreed to provide Mr. Koppelman with an annual $125,000 non-accountable expense allowance. Pursuant to the agreement, on or about July 10, 2001 Mr. Koppelman received options to purchase 100,000 shares of the Company's Common Stock at an exercise price equal to the closing market price on the date prior to the grant date, as quoted on The Nasdaq National Market. These options vested quarterly over the one year period following the date of grant and are exercisable for a period of five (5) years from the date of grant. On or about July 10, 2001, the Company issued to Mr. Koppelman 10,000 shares of restricted common stock, 25% of which became unrestricted at the end of each of the four quarters following the date of issuance. As of May 31, 2001, Mr. Koppelman received fully-vested options to purchase 75,000 shares of the Company's Common Stock, which are exercisable for a period of five (5) years from the date of grant at an exercise price of $7.00. These options were granted pursuant to an outstanding letter agreement between the Company and Mr. Koppelman (the "Option Letter"). Mr. Koppelman surrendered the remaining 225,000 options to be granted to him pursuant to the Option Letter in connection with the execution of his agreement. Pursuant to the terms of the agreement, Mr. Koppelman is also entitled to receive annual options to purchase 100,000 shares of the Company's Common Stock on the date of the Company's annual meeting held in each of 2002, 2003, and 2004. Twenty five percent (25%) of each annual option will vest at the end of each of the four full calendar quarters after the applicable grant date. The annual options shall be exercisable after vesting for a period of five (5) years from the date of grant at an exercise price equal to the lesser of (a) the closing market price on the applicable grant date, as quoted on The Nasdaq National Market (or such other market or exchange on which the Company's Common Stock is listed or traded) or (b) $13.50. In the event that Mr. Koppelman ceases to be either an employee or director of the Company, any annual option not yet granted shall be forfeited as of the date of termination; provided however, that if the agreement shall have been terminated (or not extended) by the Company other than For Cause (as defined in the agreement) or by Mr. Koppelman with Good Reason (as defined in the agreement) any annual options which were granted prior to such termination shall be deemed granted as of the date prior to the date of such termination. The agreement also provides that in the event there is a "change of control" of the Company, (i) all unvested options granted to Mr. Koppelman prior to such "change of control" shall immediately vest (ii) if Mr. Koppelman is an employee or director of the Company at the time of such "change of control", any annual options which have not been granted prior to such change of control shall immediately be granted and vest, and (iii) the exercise price of all unexercised options shall be reduced to $7.00. Mr. Koppelman's agreement contains other customary provisions, including provisions regarding confidentiality, solicitation and competition. In October 2002, the Compensation Committee of the Board of Directors determined that it was in the best interests of the Company that Mr. Koppelman's current agreement not be extended beyond its June 30, 2003 expiration date. As of July 1, 2003, Mr. Koppelman was compensated for his services as a director in the same manner as the other outside directors on the Board.

Agreement with Steven Madden

         In May 2001, the Company entered into an agreement with Steven Madden, the Company's founder, pursuant to which Mr. Madden agreed to serve as the Company's Creative and Design Chief. The agreement amends and restates the prior agreement dated July 29, 1997 (and amended February 28, 2000). The term of Mr. Madden's employment under the agreement is ten (10) years commencing on July 1, 2001 and ending on June 30, 2011. The Company has agreed to pay Mr. Madden an annual base salary of $700,000, which the Board may increase, but not decrease, at any time. Mr. Madden is entitled to receive base salary payments during periods that he is not actively engaged in the duties of Creative and Design Chief. For each fiscal year during the term of the agreement, Mr. Madden is entitled to receive a cash bonus in an amount determined by the Board, but not less than 2% of the Company's EBITDA (earnings before interest, tax, depreciation and amortization) for such year; provided however, that the Company is not required to pay such cash bonus for any fiscal year during which Mr. Madden is not actively engaged in the duties of Creative and Design Chief for at least six months. Subject to availability of shares under the Company's 1999 Stock Plan or any other plan designated by the Board of Directors and approved by the Company's stockholders, on or about the date of the Company's annual meeting for each year of the term (beginning in 2002), Mr. Madden is eligible to receive, during the term of the agreement, annual options to purchase shares of the Company's common stock in an amount equal to not less than 150% of the largest aggregate amount of options granted to any other continuing full time employee of the Company over the 12 month period up to and including the applicable grant date; provided that all annual options shall be subject to final approval of the Board. The annual options will vest quarterly over the 1 year period following the date of grant and will be exercisable after vesting for a period of 5 years from the grant date at an exercise price equal to the closing price of the Company's Common Stock on the grant date as quoted on The Nasdaq National Market (or such other market or exchange on which the Company's Common Stock is listed or traded). The Company is not required to grant an annual option if Mr. Madden is not actively engaged in the duties of Creative and Design Chief for at least six months out of the twelve months immediately preceding the grant date for such annual option. The Company also agreed to provide Mr. Madden with an annual $200,000 non-accountable expense allowance which amount is payable in equal monthly installments; however, the Company is not required to pay the non-accountable expense allowance for any month during which Mr. Madden is not actively engaged in the duties of Creative and Design Chief.

         In addition, in the event of Mr. Madden's total disability or death, the Company is obligated to continue to pay Mr. Madden (or Mr. Madden's estate) Mr. Madden's base salary for the twelve (12) month period immediately subsequent to the date of such total disability or death. In the event Mr. Madden's agreement is terminated for any reason other than "for cause" or due to his death or his total disability, the Company is obligated to pay Mr. Madden the balance of his base salary that would have been paid over the full term of the agreement if the agreement had not been terminated, fifty percent (50%) upon termination and the remaining fifty percent (50%) in equal annual installments until June 30, 2011. In the event there is a "change of control" transaction terminating Mr. Madden's employment, all unvested options to purchase shares of the Company's Common Stock held by Mr. Madden will vest on the date of termination and Mr. Madden will be entitled to receive a lump sum cash payment equal to (a) the amount of compensation that is accrued and unpaid through the date of termination and (b) three (3) times the total compensation (base salary, cash bonus and non-accountable expense allowance) received by Mr. Madden for the preceding 12 month period ending December 31.

         To the extent not previously assigned or consented to, except as provided below, (i) Mr. Madden sold, assigned and transferred to the Company the exclusive right and interest to his name and (ii) Mr. Madden consented to the use of his name as trademarks, service marks, corporate names and/or internet domain name addresses of the Company (the "Marks"). Mr. Madden also agreed to never challenge the Company's ownership of his name or the validity of the Company's ownership of the Marks or of any registration or application for registration thereof. Mr. Madden may however use his name for all non-commercial purposes and for use in connection with any business that is not in the design, manufacture, sale, marketing or distribution of (i) branded or designer footwear, apparel, accessories and other products in the categories of products sold by, or under license from, the Company or any of its affiliates, (ii) jewelry and other giftware, (iii) cosmetics, fragrances and other health and beauty care items, (iv) housewares, furniture, home furnishings and related products and (v) other products related to fashion, cosmetics or lifestyle (any of such activities being a "competitive business"). Further, Mr. Madden agreed to not directly or indirectly (i) engage in any competitive business in any relationship or capacity, (ii) solicit any customers of the Company, or (iii) solicit or employ any employee or agent to the Company, until the later of (a) June 30, 2011 or (b) the date which is twelve (12) months after the date on which Mr. Madden is no longer employed by the Company, or until twelve months after the date of termination should Mr. Madden be terminated in connection with a change of control. Mr. Madden's agreement contains other customary provisions.

         In May 2001, Mr. Madden entered into a plea agreement with the U.S. Attorney's Office, pursuant to which he pled guilty to four securities fraud and money laundering charges that had been previously filed against him. In 2002, Mr. Madden was sentenced to forty-one (41) months' imprisonment in connection with the charges. Mr. Madden began serving his sentence in September of 2002. While serving his sentence, Mr. Madden is not actively engaged in the duties of Creative and Design Chief and is therefore only entitled to receive base salary payments under the agreement.

         On April 26, 2004, the SEC sent the Company a letter requesting information and documents relating to, among other things, Mr. Madden's employment by the Company and the officer and director bar against Mr. Madden. The Company intends to fully comply with the SEC's request.

Certain Relationships and Related Transactions

         In July 2001, the Company entered into a consulting agreement with Peter J. Solomon & Company, a financial advisory firm of which Marc Cooper, one of the Company's directors, is a managing director. Under this agreement, the firm provided financial advisory and investment banking services to the Company. Pursuant to this agreement, the Company paid fees to Peter J. Solomon & Company in the amount of $75,000 during 2001 and $150,000 during 2002. During 2003, the Company paid $32,866 to Peter J. Solomon & Company for research and other expenses. This agreement was amended in March 2004. Under the amended agreement, the Company will pay fees to Peter J. Solomon & Company in the amount of $200,000 during 2004.

         The Company and Jeffrey Birnbaum, one of the Company's directors, have entered into an agreement whereby Mr. Birnbaum provides design consultation services to the Company. Pursuant to this agreement, Mr. Birnbaum received a fee of $200,000 from the Company in 2003.

         The Company paid John Madden, one of the Company's directors, $15,000 in 2003 for investment consulting advice provided by Mr. Madden to the Company in 2002. In addition, in January 2004 the Company entered into an agreement with JLM Consultants, a company wholly-owned by Mr. Madden, whereby JLM Consultants will provide consulting services with respect to the development of international sales of the Company. Pursuant to this agreement, JLM Consultants will receive a monthly fee of $16,000.

         The Company had an agreement with Charles Koppelman, its Chairman, which expired on June 30, 2003. See "Agreement with the Chairman of the Board."

         The Company has an agreement with Steven Madden, a beneficial holder of more than 10% of the Company's outstanding shares of common stock. See "Agreement with Steven Madden."

             Compensation Committee Report On Executive Compensation

         The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers, including the Chief Executive Officer and the other named executive officers. During 2003, the Compensation Committee was comprised of directors Peter Migliorini (chairman) and Roger Gladstone. Each member of the Compensation Committee was a non-employee director of the Company during 2003.

         The Compensation Committee's goal is to develop executive compensation policies and practices that are consistent with and linked to the Company's long term goal of maximizing stockholder value. The program is designed to facilitate the long-term success and growth of the Company through the attraction, motivation, and retention of outstanding executives.

         The objectives of the Company's executive compensation programs are to:
(i) attract and retain the highest quality executives, (ii) inspire and motivate executive officers to increase Company performance, (iii) align executive officers' financial interest with those of the Company's long-term investors, and (iv) reward executive officers for exceptional individual contributions to the achievement of the Company's objectives.

         Executive compensation consists of three components: base salary, annual incentive bonuses and long-term incentive awards (stock options). Each compensation component is offered to executives in varying combinations, structured in each case, to meet varying business objectives and to provide a level of total compensation comparable to similarly situated public companies.

         The total compensation of Jamieson A. Karson, the Company's Chief Executive Officer, is determined pursuant to his employment agreement with the Company. Mr. Karson was appointed Chief Executive Officer effective as of July 1, 2001. In 2003, Mr. Karson's compensation consisted of $467,500 in base salary payments and a total of $108,056 in bonus payments, which total bonus amount was fully paid by April 21, 2004. In addition, in 2003 the Company paid Mr. Karson $250,000 in lieu of granting him the option to purchase 100,000 shares to purchase Common Stock that he was entitled to under his employment agreement. Mr. Karson is also entitled to receive options to purchase an additional 58,056 shares of Common Stock for his service as Chief Executive Officer in 2003. In February 2004, the Compensation Committee approved an amendment to Mr. Karson's employment agreement which extended the term of the agreement to June 30, 2006. The Compensation Committee believes that Mr. Karson's compensation should be heavily weighted towards enhancing stockholder value, and accordingly, Mr. Karson's employment agreement provides that a significant portion of his future compensation will be based upon the Company's overall performance. See "Employment Agreements with Certain Executive Officers."

         The Company has negotiated employment agreements with respect to base salary, annual incentive awards and stock option awards for each of the Company's named executive officers based upon the Company's performance and the individual performance of such named executives.

         The Internal Revenue Code of 1986 prohibits the Company from taking a tax deduction in any year for compensation paid the persons who would be named executive officers in that year in excess of $1 million unless such compensation is "performance-based compensation." The Company did not pay in 2003 any officer compensation which will be subject to the $1 million deduction limitation. The Compensation Committee will take into consideration the $1 million deduction limitation when structuring future compensation packages for the Company's executive officers and, if appropriate and in the best interests of the Company, will conform such packages to permit the Company to take a deduction for the full amount of all compensation.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee makes all compensation decisions. During 2003, the following directors served on the Compensation Committee: Peter Migliorini (chairman) and Roger Gladstone. During the fiscal year 2003, no interlocking relationship existed between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                             COMPENSATION COMMITTEE

                           Peter Migliorini (chairman)
                                 Roger Gladstone

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the period beginning on December 31, 1998 and ending on December 31, 2003 with the cumulative total return on the Russell 2000 Index and the S&P 500 Footwear Index. The comparison assumes that $100 was invested on December 31, 1998 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.

                            [GRAPHIC CHART OMITTED]


                             12/31/98      12/31/99      12/29/00      12/31/01      12/31/02      12/31/03
                             --------      --------      --------      --------      --------      --------
Steven Madden, Ltd.            100.00        224.24         89.65        165.53        212.59        240.00
Russell 2000 Index             100.00        119.62        114.59        115.77         90.79        131.98
S&P 500 Footwear Index         100.00        117.64        140.92        141.39        116.06        175.63

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information as of the Record Date with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the directors and the persons named in the Summary Compensation Table; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. See "Compensation of Directors and Executive Officers."

   Name and Address of                                 Amount and Nature of            Percentage (%)
   Beneficial Owner(1)                                Beneficial Ownership(2)           of Class(2)
----------------------------------------------        ----------------------           ------------
Charles A. Koppelman                                                 211,250(3)                1.56
Jamieson A. Karson                                                   155,000(4)                1.15
Arvind Dharia                                                        102,000(5)                   *
Gerald Mongeluzo                                                      33,000(6)                   *
Richard Olicker                                                      220,000(7)                1.62
Robert Schmertz                                                      100,000(8)                   *
Marc Cooper                                                           30,000(9)                   *
John Madden                                                           30,000(10)                  *
Peter Migliorini                                                      30,000(11)                  *
Jeffrey Birnbaum                                                         -0-                      *
Awadhesh Sinha                                                        10,000(12)                  *
Roger Gladstone                                                       10,000(13)                  *
Steven Madden (14)                                                 1,854,000(15)              13.00
BOCAP Corp.                                                        1,854,000(16)              13.00
T. Rowe Price Associates, Inc. (17)                                1,115,600                   8.37
T. Rowe Price Small-Cap Value Fund, Inc. (18)                        950,000                   7.13
Columbia Wanger Asset Management, L.P. (19)                        1,746,800(20)              13.11
WAM Acquisition GP, Inc. (19)                                      1,746,800(20)              13.11
Columbia Acorn Trust (19)                                          1,025,600(20)               7.70
Wells Fargo & Company (21)                                           964,700                   7.24
Wells Capital Management Incorporated (22)                           964,700                   7.24
Wellington Management Company, LLP (23)                              635,200                   4.76
Royce & Associates, LLC (24)                                       1,584,700                   6.55
Directors and Officers as a Group (12 persons)                       931,250(25)               6.55

--------------------

*    indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 13,333,905 shares of Common Stock outstanding (excluding treasury shares) as of the Record Date.

(3) Includes 211,250 shares of Common Stock issuable upon the exercise of options held by Mr. Koppelman.

(4) Includes (i) 145,000 shares of Common Stock issuable upon the exercise of options held by Mr. Karson and (ii) 10,000 shares of Common Stock held by Mr. Karson's wife.

(5) Includes 102,000 shares of Common Stock issuable upon the exercise of options held by Mr. Dharia.

(6) Includes 33,000 shares of Common Stock issuable upon the exercise of options held by Mr. Mongeluzo.

(7) Includes 220,000 shares of Common Stock issuable upon the exercise of options held by Mr. Olicker.

(8) Includes 100,000 shares of Common Stock issuable upon the exercise of options held by Mr. Schmertz.

(9) Includes 30,000 shares of Common Stock issuable upon the exercise of options held by Mr. Cooper.

(10) Includes 30,000 shares of Common Stock issuable upon the exercise of options held by Mr. J. Madden.

(11) Includes 30,000 shares of Common Stock issuable upon the exercise of options held by Mr. Migliorini.

(12) Includes 10,000 shares of Common Stock issuable upon the exercise of options held by Mr. Sinha.

(13) Includes 10,000 shares of Common Stock issuable upon the exercise of options held by Mr. Gladstone.

(14) Mr. Madden resigned as Chief Executive Officer of the Company effective as of July 1, 2001.

(15) Includes (i) 809,000 shares of Common Stock held by BOCAP, a corporation wholly-owned by Mr. S. Madden, (ii) 940,000 shares of Common Stock issuable upon the exercise of options held by Mr. Madden.

(16) Includes (i) 940,000 shares of Common Stock issuable upon the exercise of options held by Mr. Madden and (ii) 105,000 shares of Common Stock held by Mr. Madden.

(17) Based upon a Schedule 13G/A filed with the SEC on February 6, 2004. The address for such stockholder is 100 E. Pratt Street, Baltimore, MD 21202.

(18) Based upon a Schedule 13G filed with the SEC on February 6, 2004. The address for such stockholder is 100 E. Pratt Street, Baltimore, MD 21202.

(19) Based upon a Schedule 13G/A filed with the SEC on February 6, 2004. The address for such stockholder is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(20) As disclosed in the Schedule 13G/A filed with the SEC on February 6, 2004, the 1,746,800 shares beneficially owned by Columbia Wanger Asset Management, L.P. include the 1,746,800 shares beneficially owned by its general partner, WAM Acquisition GP, Inc. and the 1,025,600 shares owned by its discretionary client, Columbia Acorn Trust.

(21) Based upon a Schedule 13G/A filed with the SEC on February 13, 2004. The address for such stockholder is 420 Montgomery Street, San Francisco, CA 94104. As disclosed in the Schedule 13G/A, Wells Capital Management Incorporated is a subsidiary of such stockholder.

(22) Based upon a Schedule 13G/A filed with the SEC on February 13, 2004. The address for such stockholder is 525 Market Street, 10th Floor, San Francisco, CA 94105. As disclosed in the Schedule 13G/A, such stockholder is a subsidiary of Wells Fargo & Company.

(23) Based upon a Schedule 13/A filed with the SEC on February 12, 2004. The address for such stockholder is 75 State Street, Boston, MA 02109.

(24) Based upon a Schedule 13G/A filed with SEC on March 8, 2004. The address for such stockholder is 1414 Avenue of the Americas, New York, NY 10019.

(25) Includes 921,250 shares issuable upon the exercise of options.

                                  PROPOSAL TWO

                        AMENDMENT OF THE 1999 STOCK PLAN

         At the 1999 Annual Meeting of Stockholders, the Company's stockholders approved the adoption of the Company's 1999 Stock Plan (the "1999 Plan"). The Board of Directors has amended the 1999 Plan, subject to stockholder approval, to authorize 300,000 additional shares for future awards (the "1999 Plan Proposal"). The affirmative vote of the holders of a majority of the total votes cast on the 1999 Plan Proposal is needed to approve the 1999 Plan Proposal.

         Because of the limited number of remaining shares that may be granted under the 1999 Plan, the Board of Directors believes it is appropriate and necessary at this time to authorize additional shares for future awards. Authorization of these additional shares will allow grants to employees, consultants and directors in furtherance of the Company's goal of continuing to achieve significant gains in stockholder value and operating results.

         As of March 31, 2004, options to purchase 2,174,000 shares of the Company's common stock were outstanding. These options had a weighted average exercise price of $11.74 and a weighted average remaining contractual life of
5.93 years.

         The Company intends to continue awarding options in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates. The following is a summary of the principal features of the 1999 Plan. The summary is qualified in its entirety by reference to the complete text of the 1999 Plan, as proposed to be amended. The proposed amendment to the 1999 Plan is set forth as Annex E to this Proxy Statement.

Description of the 1999 Plan

         The maximum number of shares of Common Stock with respect to which awards may be presently granted pursuant to the 1999 Plan is 2,920,000 shares. The 1999 Plan Proposal would authorize the use of up to an additional 300,000 shares of the Company's common stock for a total of 3,220,000 shares being available for issuance under the 1999 Plan. Shares issuable under the 1999 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

         Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the Plan, by such committee (the "Plan Administrator"). Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options. In May 2003 the stockholders of the Company approved an amendment to the Plan which provided that (i) the exercise price of an option granted under the plan shall be no less than the fair market value of the Company's common stock on the date of grant (except to the extent otherwise provided in agreements with the Company dated prior to the effective date of the amendment) and (ii) prohibited the Board from amending the terms of any option granted pursuant to the Plan to reduce the option price.

         Options granted under the 1999 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code (the "Code") or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During an optionee's lifetime, any incentive stock options granted under the Plan are personal to such optionee and are exercisable solely by such optionee.

         The Plan Administrator can determine at the time the Option is granted in the case of Incentive Options, or at any time before exercise in the case of Non-Incentive Options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

         (a) delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

         (b) delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

         (c) delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the Option exercise price.

         Upon a Change in Control of the Company, any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

         Options granted under the 1999 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Plan Administrator may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

         For federal income tax purposes, the grant to an optionee of a Non-Incentive Option will not constitute a taxable event to the optionee or to the Company. Upon exercise of a Non-Incentive Option, in general, the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date over the amount paid by the optionee for such Common Stock, and will be subject to tax withholding. The Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his or her tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

         For federal income tax purposes, neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to the Company, assuming the Incentive Option qualifies as an "incentive stock option" under Code ss.422. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold, in general, in an amount equal to the lesser of

(i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

         The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

         The Board may amend, alter, suspend, discontinue or terminate the 1999 Plan at any time, except that any such action shall be subject to stockholder approval at the annual meeting next following such Board action if such stockholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for stockholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 1999 Plan may materially impair the rights of any participant with respect to any Option granted before amendment without such participant's consent. Unless terminated earlier by action of the Board of Directors, the 1999 Plan shall terminate ten
(10) years after adoption by the stockholders.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends a vote FOR approval of the 1999 Plan Amendment Proposal. Unless marked to the contrary, proxies received from Stockholders will be voted in favor of the 1999 Plan Proposal.

                                 PROPOSAL THREE

   RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY'S INDEPENDENT
              AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

         The Audit Committee has appointed Eisner LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the fiscal year ending December 31, 2004. Eisner LLP also served as the Company's independent auditors for the previous fiscal year. Representatives of Eisner LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

         The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the ratification of the appointment of Eisner LLP as the Company's independent auditors. The Audit Committee is directly responsible for the appointment and retention of the Company's independent auditors. Although ratification by stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by stockholders of its appointment of Eisner LLP as the Company's independent auditors is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Eisner LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Eisner LLP as the Company's independent auditors for the fiscal year ending December 31, 2004. Unless marked to the contrary, proxies received from stockholders will be voted in favor of the appointment of Eisner LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

         The aggregate fees billed by Eisner LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2003, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, other statutory and regulatory filings and consents related to registration statements filed with the SEC for the 2003 fiscal year were $196,000. The comparative amount for the fiscal year ended December 31, 2002 was $152,000.

Audit-Related Fees

         In addition to Audit Fees, Eisner LLP has billed the Company $85,000, in the aggregate, for Audit Related Fees related to assurance and related services for the fiscal year ended December 31, 2003. These services include, among others, the audit of the Company's employee benefit plans and other accounting related consultations. The comparative amount for the fiscal year ended December 31, 2002 was $60,000.

Tax Fees

         During the fiscal year ended December 31, 2003, Eisner LLP billed the Company $98,000, in the aggregate, for services rendered to the Company for tax compliance, tax advice and tax planning. Eisner LLP billed $154,000 for similar services in the 2001 fiscal year.

All Other Fees

         There were no fees billed by Eisner LLP for services rendered to the Company, other than the services described above under Audit Fees, Audit Related Fees and Tax Fees, for the fiscal year ended December 31, 2003 and 2002.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

         Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services.

         Prior to engagement of the independent auditor for next year's audit, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those excluded from requiring pre-approval based upon the de minimus exception set forth in
Section 10A(i)(1)(b) of the Exchange Act.

         The Audit Committee's pre-approval policies and procedures are as follows: (a) prior to each fiscal year, the Audit Committee pre-approves a schedule of estimated fees for proposed non-prohibited audit and non-audit services and (b) actual amounts paid are monitored by financial management of the Company and reported to the Audit Committee.

         All work performed by Eisner LLP as described above under the captions Audit Fees, Audit Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee charter attached as Annex A. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

                      STOCKHOLDER PROPOSALS AND SUBMISSIONS
                      FOR THE COMPANY'S 2005 ANNUAL MEETING

         In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2005 Annual Meeting must do so no later than December 24, 2004.

         In addition, in accordance with Article I, Section 7(f) of the Company's Amended & Restated By-Laws, in order to be properly brought before the 2005 Annual Meeting, a matter must be (i) specified in the notice of such meeting given by or at the direction of the Board of Directors (or any duly authorized committed thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committed thereof) or (iii) specified in a written notice given by a stockholder of record on the date of the giving of the notice and on the record date for such meeting, which notice conforms to the requirements of Article I, Section 7(f) of the Amended & Restated By-Laws and is delivered to, or mailed and received at, the Company's principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's 2004 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2004 Annual Meeting must be received no later than January 21, 2005 and no earlier than December 22, 2004.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.


                                       STEVEN MADDEN, LTD.



April 27, 2004                         By: /s/ JAMIESON A. KARSON
                                           -------------------------------------
                                           Jamieson A. Karson
                                           Chief Executive Officer

                                                                         ANNEX A

                               STEVEN MADDEN, LTD.
                   AMENDED & RESTATED AUDIT COMMITTEE CHARTER

Purpose

         The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Steven Madden, Ltd. (the "Corporation"). The purpose of the Committee is to assist the Board in the Board's oversight of (1) the integrity of the financial statements of the Corporation, (2) the Corporation's compliance with legal and regulatory requirements, (3) the qualifications, performance and independence of the Corporation's independent auditor(s) (the "Auditor(s)"), and (4) the performance of the Corporation's internal audit function.

         In addition, the Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Corporation's annual proxy statement.

Membership

         The Committee shall consist of at least three directors who shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee of the Board. Each member of the Committee, in the judgment of the Board, shall be an "independent director" of the Corporation as that term is defined by the Sarbanes-Oxley Act of 2002 (the "Act"), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules of the The Nasdaq National Market ("Nasdaq") and any other law, rule or regulation applicable to the Corporation. No Committee member shall have participated in the preparation of the financial statements of the Corporation or any of its subsidiaries at any time during the past three years.

         Each member of the Committee shall have the ability to read and understand the Corporation's financial statements, including its balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Also, at least one member of the Committee shall qualify as a "financial expert" as that term is defined in the Act and the final rules promulgated thereunder and as determined by the Board. A Committee member may be removed with or without cause by action taken by a majority of the whole Board.

Responsibilities

The Committee's responsibilities include:

A) Financial Statement/Reporting Related:
   --------------------------------------

1. Resolving disagreements, if any, between management and the Auditor(s) regarding financial reporting.

2.       Reviewing with management and the Auditor(s):

         a. Significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements; and

         b. The adequacy of internal controls that could significantly affect the Corporation's financial statements.

3. Discussing the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and the Auditor(s).

4. Reviewing major issues regarding accounting principles and financial statement presentations, including:

         (a) any significant or major changes in the Corporation's selection or application of accounting principles and practices;

         (b) any major issues as to the adequacy of the Corporation's internal controls; and

         (c) any special audit steps adopted in light of material control deficiencies.

5. Reviewing analyses prepared by management and/or the Auditor(s) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the Corporation's financial statements, and reviewing the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

6. Ensuring review by the Auditor(s) of the Corporation's interim financial information prior to the filing of the Corporation's Quarterly Report on Form 10-Q.

7. Discussing generally (i.e., the types of information to be discussed and the type of presentation to be made) the Corporation's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, particularly any use of "proforma" or "adjusted" non-GAAP information.

8. Discussing the Corporation's policies regarding risk assessment and risk management, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

9. Reviewing regularly with the Auditor(s) any audit problems or difficulties encountered in the course of the audit work (and management's responses thereto), including:

         (a) any restrictions on the scope of the Auditor(s)' activities or on access to requested information;

         (b)      any significant disagreements with management;

         (c) any accounting adjustments that were noted or proposed by the Auditor(s) but were "passed" on;

         (d) any communications between the audit team and the Auditor(s)' national office regarding auditing or accounting issues presented by the engagement; and

         (e) any "management" or "internal control" letter issued, or proposed to be issued, by the Auditor(s) to the Corporation, and management's response.

10. Requesting that the Auditor(s) performing the Corporation's audit timely report to the Committee the following:

         (a)      all critical accounting policies and practices to be used;

         (b) all alternative treatments of financial information within GAAP that have been discussed with the Corporation's management, potential ramifications of their use, and the treatment preferred by the Auditor(s);

         (c) other material written communications between the Auditor(s) and the Corporation's management, such as any management letter or schedule of unadjusted differences; and

         (d)      significant disagreements with management, if any.

11. Requesting that the officers certifying the Corporation's periodic reports filed under Sections 13(a) and 15(d) of the Exchange Act disclose the following to the Auditor(s) and the Committee on a quarterly basis:

         (a) all significant deficiencies and material weaknesses in the design or operation of internal controls;

         (b) any fraud that involves management or other employees who have a significant role in the Corporation's internal controls;

         (c) any significant changes in internal controls or in other factors that could significantly affect internal controls; and

         (d) any corrective actions taken with regard to such deficiencies and weaknesses.

12. Discussing with the Auditor(s) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Such review should include: any changes required in the planned scope of the audit and any matters communicated by the Auditor(s) to management which the Auditor(s) view as material weaknesses and reportable conditions of material inadequacies as those terms are generally understood by the accounting profession or regulators.

13. Reviewing legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies with the Corporation's management and outside counsel.

14. Meeting, as necessary, with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

B) Oversight of External Auditor(s):
   --------------------------------

1. Being directly and solely responsible for the appointment, retention and termination, compensation and oversight of the Auditor(s) engaged to prepare or issue an audit report on the Corporation's financial statements or perform other audit, review or attest services for the Corporation, and if applicable, subject to shareholder ratification.

2. Having ultimate authority to approve all audit engagement fees and terms of the Auditor(s), who shall report directly to the Committee.

3. Reviewing and pre-approving all audit, review, attest and non-audit services not prohibited by Section 201 of the Act (as codified in Section 10A(g) of the Exchange Act) and the final rules promulgated thereunder to be provided by the Auditor(s) (except those services that satisfy the de minimus exception set forth in Section 10A(i) of the Exchange Act).

4.       Reviewing the Auditor(s)' responsibilities, budget and staffing.

5. At least annually, evaluating the qualifications, performance and independence of the Auditor(s), including the lead partner of the audit, after gathering information from management and those responsible for performing the internal audit function and present the results of such evaluation to the Board.

6. At least annually, obtaining and reviewing a report by the Auditor(s) describing:

         (a)      the Auditor(s)' internal quality-control procedures;

         (b) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditor(s), or by any inquiry or investigation by governmental or professional authorities within the preceding five years, regarding one or more audits carried out by the Auditor(s) and any steps taken to deal with such issues; and

         (c) all relationships between the Auditor(s) and the Corporation, in order to evaluate the Auditor(s)' independence.

7. Confirming that the Corporation's chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Corporation, were not previously employed by the Auditor(s) and did not participate, as an employee of the Auditor(s), in the Corporation's audit during the one-year period preceding the date of the initiation of the audit and, if necessary, take appropriate action regarding the Auditor(s), including removal and replacement.

8. Periodically reviewing the Auditor(s) to assure that all partners who perform audit services for the Corporation have not performed audit services for the Corporation in any of the years prohibited by applicable laws and regulations and, if necessary, take appropriate action regarding the Auditor(s), including removal and replacement.

9. Considering whether, in order to assure continuing independence of the Auditor(s), it is appropriate for the Corporation to adopt a policy of rotating the Auditor(s) on a regular basis.

C) Internal Audit:
   ---------------

1. Reviewing the responsibilities, budget and staffing of the Corporation's internal audit function with the Auditor(s) prior to the audit.

2. Reviewing the appointment and replacement of the senior internal auditing executive.

3. Reviewing significant reports to management prepared by the staff of the Corporation that performs the internal audit function and management's responses thereto, if any.

D) Reporting and Other:
   --------------------

1. Preparing the report required by the rules of the SEC to be included in the Corporation's annual proxy statement and any other required reports.

2. Reviewing and reassessing the adequacy of this Charter as necessary, but not less than annually, and recommending any proposed changes to the Board for approval.

3. Ensuring inclusion of this Charter in the Corporation's annual proxy statement at least once every three years or as required by SEC rules.

4. Establishing procedures for the receipt, retention and confidential treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

5. Establishing clear hiring policies for employees and former employees of the Auditor(s).

6. Reviewing any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal and regulatory requirements, the performance and independence of the Auditor(s) and the performance of the internal audit function with the full Board.

7. Timely reporting any non-audit service(s) being performed by the Auditor(s) to the Corporation's controller (or such employee of the Corporation that performs a similar function) so that such information may be disclosed in the Corporation's annual and proxy statements.

8. Discussing with management the compliance of the Corporation's subsidiaries and controlled affiliated entities with applicable significant legal requirements and advising the Board of such compliance.

9. Meeting separately, periodically with management, those responsible for the internal audit function and the Auditor(s).

10.      Reporting regularly to the Board.

Qualified Legal Compliance Committee

         The Committee shall also serve as the Qualified Legal Compliance Committee ("QLCC"), as such term is defined by the Securities and Exchange Commission in 17 CFR 205, and perform the duties set forth on Attachment 1 to this Charter.

Committee Structure and Operations

         A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairman. The Committee may act by a majority vote of the members present at a duly constituted meeting of the Committee. In the absence or disqualification of a member of the Committee, the members present, whether or not they constitute a quorum, may unanimously appoint another independent member of the Board to act at the meeting in the place of an absent or disqualified member. In the event of a "tie" vote on any issue voted upon by the Committee, the Committee chairman's vote shall decide the issue.

         The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairman, with additional meetings called when deemed necessary or desirable by the Committee or its chairman. The Committee shall make regular reports to the Board.

         The Committee shall have the authority to retain and pay legal, accounting or other advisors as it deems necessary, at the Corporation's expense, to fulfill its duties. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditor(s) for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

         The Committee shall have the authority to delegate to one or more members of the Committee the authority to pre-approve audit and permitted non-audit services. Such members must report grants of pre-approval to the full Committee at its next scheduled meeting. In addition, the Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend a Committee meeting and to provide such pertinent information as may be requested by the Committee.

Annual Performance Evaluation

         Each year, the Audit Committee shall conduct a self-evaluation. In this regard, the Committee shall compare its performance with the provisions of this Charter, set forth its objectives for the following year, and recommend to the Board changes to the Charter, when deemed appropriate or necessary by the Committee.

General

         The Committee shall have and may exercise all powers, authority and responsibilities as the Board shall determine and as may be properly granted to the Committee under the laws of the State of Delaware and the Corporation's Certificate of Incorporation and By-laws. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are presented fairly in accordance with GAAP. This is the responsibility of management as to the Corporation's financial statements and the Auditor(s) as to the plan, extent and execution of the audit. Furthermore, it is not the duty of the Committee to assure compliance with laws and regulations.

Approved and adopted by the Audit Committee on April 13, 2004
Approved and adopted by the Board of Directors on April 13, 2004

                                                                    Attachment 1

                  Qualified Legal Compliance Committee ("QLCC")
                           DUTIES AND RESPONSIBILITIES

The QLCC has the authority and responsibility to:

1) Adopt written procedures for the confidential receipt, retention and treatment of any report of evidence of a material violation of any applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law or a similar material violation of any United States federal or state law ("Material Violation");

2) Inform the Corporation's chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a Material Violation, except if the QLCC believes that to do so would be futile;

3) Determine whether an investigation is necessary regarding any report of evidence of a Material Violation by the Corporation, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to:

         a.       notify the full Board of Directors;

         b. initiate an investigation, which may be conducted either by the chief legal officer (or equivalent) or by outside attorneys; and

         c. retain such additional expert personnel as the QLCC deems necessary;

4)       If such investigation was necessary, then at the conclusion, to:

         a. recommend, by a majority vote, that the Corporation implement an appropriate response to evidence of a Material Violation; and

         b. Inform the chief legal officer, the chief executive officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

5) By majority vote, to take all other appropriate action, including notifying the authority to notify the Securities and Exchange Commission in the event that the Corporation fails in any material respect to implement an appropriate response that the QLCC has recommended.

                                                                         ANNEX B

                               STEVEN MADDEN, LTD.

                NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

Status
------

         There shall be a committee of the Board of Directors of Steven Madden, Ltd. (the "Corporation") to be known as the Nominating/Corporate Governance Committee (the "Committee"). The Committee shall be governed by this Charter.

Membership
----------

         The Committee shall consist of at least two members of the Board of Directors (the "Board"). Each member shall be independent in accordance with the requirements of the National Association of Security Dealers ("NASD"), subject to any NASD exceptions.

         Members of the Committee shall be appointed by the Board of Directors and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided any such subcommittee is composed entirely of independent directors as defined under the listing standards of the NASD.

Meetings
--------

         The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities. The Committee may meet in person or telephonically and at such times and places as the Committee shall determine. The Committee shall make regular reports to the Board regarding corporate governance matters and the activities of the Committee.

Purpose and Responsibilities
----------------------------

         The Committee is responsible for considering and making recommendations to the Board of Directors concerning the appropriate size, functions and needs of the Board of Directors. These responsibilities include:

         o Establish the criteria and qualifications for membership on the Board and ensure the disclosure of such criteria and qualifications in the Corporation's proxy statement.

         o Identify and recruit individuals qualified to become Board members.

         o Conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible Board candidates.

         o Evaluate the suitability of potential nominees, taking into consideration the criteria and qualifications established by the Committee in the Board of Director Candidate Guidelines.

         o        Recommend the director nominees for approval by the Board.

         o Review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members.

         o Establish a policy regarding the consideration of any director candidates nominated by stockholders, including the procedures that stockholders will need to follow to submit their recommendations and whether nominees recommended by stockholders will be evaluated differently. This policy must be disclosed in the Corporation's proxy statement.

         o        Review the candidates recommended by the stockholders.

         o Review this Charter at least annually, and make any changes deemed appropriate, subject to review and approval of the Board.

         o Prepare a report each year concerning its compliance with this charter for inclusion in the Corporation's proxy statement.

The Committee's additional functions are:

         o to consider questions of possible conflicts of interest of Board members and of the Company's senior executives;

         o to monitor and recommend the functions of the various committees of the Board;

         o to oversee the evaluation of the Board and its committees and the Company's senior executives;

         o        to recommend members of the various committees of the Board;

         o        to advise on changes in Board compensation;

         o        to make recommendations on the structure of Board meetings;

         o        to recommend matters for consideration by the Board;

         o to consider matters of corporate governance and to develop and recommend to the Board a set of Corporate Governance Principles applicable to the Company, and review and assess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate;

         o to review and recommend to the Board retirement and other tenure policies for directors;

         o to review the functions of the Company's senior executives and to make recommendations on changes;

         o to review annually with the Chairman and the Chief Executive Officer of the Company the job performance of elected corporate officers and other senior executives;

         o to review the outside activities of the Board and the Company's senior executives and such persons' membership on outside boards of directors;

         o to review periodically with the Chairman and the Chief Executive Officer of the Company the succession plans relating to positions held by elected corporate officers and other senior executives, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions; and

         o to perform any other activities consistent with this Charter, the Company's by-laws and governing law as the Committee or the Board deems appropriate.

Nominations by Stockholders
---------------------------

         Stockholders may recommend director candidates to the Committee by following the procedures set forth in the Company's bylaws. In addition, such stockholders must (a) meet and evidence the minimum eligibility requirements specified in Rule 14a-8 under the Exchange Act and (b) submit within the same timeframe for submitting a shareholder proposal required by Rule 14a-8 under the Exchange Act (i) evidence in accordance with Rule 14a-8 of compliance with the shareholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board. The Committee will consider nominating director candidates recommended by stockholders who meet the criteria established in the Board of Director Candidate Guidelines.

Performance Evaluation
----------------------

         The Committee shall conduct an annual performance evaluation of itself.

Committee Resources
-------------------

         The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting, financial or other advisors. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm's fees and other terms of retention. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

Committee Charter Review
------------------------

         The Committee shall review at least annually the adequacy of this Charter and recommend any changes to the Board for approval.

                                                                         ANNEX C

                               STEVEN MADDEN, LTD.

                     BOARD OF DIRECTOR CANDIDATE GUIDELINES

         The Nominating/Corporate Governance Committee of Steven Madden, Ltd. ("Corporation") identifies, evaluates and recommends candidates to become members of the Board of Directors ("Board") with the goal of creating a balance of knowledge, experience and diversity. Nominations to the Board may also be submitted to the Nominating/Corporate Governance Committee by the Corporation's stockholders in accordance with Corporation's bylaws. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation's stockholders. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

         o Whether the candidate is independent pursuant to the requirements of the National Association of Security Dealers ("NASD").

         o        Candidates should be at least 21 years of age.

         o Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

         o Candidates should generally be, or have been, chief executive officers, chief operating officers or chief financial officers or have other high-level managerial experience in a relatively complex organization.

         o Candidates should have the ability to read and understand basic financial statements. The Nominating/Governance Committee will also determine if any of the candidates satisfy the criteria for being an "audit committee financial expert," as defined by the Securities and Exchange Commission.

         o Candidates should have relevant experience and expertise and be able to provide insights and practical wisdom based on that experience and expertise.

         o Candidates should have knowledge of the Corporation and issues affecting the Corporation.

         o        Candidates should be committed to enhancing stockholder value.

         o Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

         o Candidates should be of high moral and ethical character and should be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

         o Candidates should have, and be willing to commit, the required hours necessary to discharge the duties of Board membership.

         o Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

         o Candidates should be able to develop a good working relationship with other Board members and contribute to the Board's working relationship with the senior management of the Corporation.

                                                                         ANNEX D

                               STEVEN MADDEN, LTD.

                       CODE OF BUSINESS CONDUCT AND ETHICS

Introduction
------------

         All employees, officers and directors of Steven Madden, Ltd. (the "Company") are responsible for conducting themselves in compliance with this Code of Business Conduct and Ethics (the "Code"), other policies of the Company and applicable laws, rules and regulations. The Company adopted the Code in order to assist the Company and its employees, officers and directors with the Company's goals of conducting its business and affairs in accordance with applicable laws, rules and regulations and maintaining the highest standards of ethical conduct, fair dealing and honesty.

         The Company also expects that any consultants or other service providers it retains will adhere to the Code. In addition, for purposes of
Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission (the "Commission") promulgated thereunder, Sections I through IV of the Code shall constitute the Company's code of ethics for "Senior Financial Officers" (as defined in Section I below).

I.       Compliance and Reporting
         ------------------------

                  Employees, officers and directors should strive to identify and raise potential issues before they lead to problems for the Company and should ask about the application of the Code whenever there is a question as to whether a violation of the Code has occurred or will occur. Any employee or officer who becomes aware of any existing or potential violation of the Code should promptly notify the Chief Operating Officer (COO). Should the Chief Executive Officer (CEO), the Chief Financial Officer (CFO) and the Principal Accounting Officer (collectively, the "Senior Financial Officers") or any director become aware of an existing or potential violation of the Code, he or she should promptly notify the Company's COO. Notifications or reports required under this Code should be made to the Company's CEO instead of the Company's COO if the issue or activity requiring such notification or report involves the Company's COO. The Company shall take such disciplinary, corrective or preventative action as it deems appropriate to address any existing or potential violation of this Code brought to its attention.

                  Confidentiality regarding those who make compliance reports and those potentially involved is maintained to the extent possible during a compliance investigation. The Company does not tolerate retribution, retaliation or adverse personnel action of any kind against any person for lawfully reporting a situation of potential noncompliance with the Code, or providing to the Company or any law enforcement or other governmental agency any information or assistance relating to the commission or possible commission of any federal or state offense.

                  The Senior Financial Officers have a responsibility to create an environment within the Company in which compliance with the Code is treated as a serious obligation and in which violations of the Code are not tolerated. The Senior Financial Officers will establish and, if necessary, modify the procedures by which violations of the Code are to be reported.

                  After reading the Code, every employee and officer of the Company must submit a signed acknowledgement indicating that he or she has read, understands and, to the best of his or her knowledge, is in compliance with the Code. Senior Financial Officers must submit a written certification regarding their responsibilities under the Code in lieu of the acknowledgement.

II.      Conflicts of Interest
         ---------------------

                  All business decisions must be made in the Company's best interest. A "conflict of interest" arises when an individual's judgment is or may be influenced considerations of improper personal gain or benefit to the individual or another person. Even if no actual conflict of interest occurs, situations that create the appearance of a conflict may harm the Company's public relations or cause other problems damaging to the Company, and, as such, also should be avoided. Conflicts of interest are prohibited as a matter of Company policy, unless they have been approved in advance by the Company.

                  For example, an employee, officer or director must never use or attempt to use his or her position at the Company to obtain any improper personal benefit for himself or herself, for his or her family members or for any other person, including loans or guarantees of obligations, from any other person or entity. In this regard, service to the Company should never be subordinated to personal gain and advantage. To the extent possible, conflicts of interest always should be avoided. Any employee, officer or director who is aware of a material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should promptly discuss the matter with the Company's COO.

                  In addition, as a result of their close relationships to the Company and its business, the Senior Financial Officers have a special responsibility to:

         o refrain, without the approval of the Board of Directors, from transacting business with the Company through any entity in which the officer or a member of his or her immediate family owns all or a controlling interest;

         o refrain, without the approval of the Board of Directors, from participating in other employment or serving as a director for other organizations if such activity reasonably could be expected to interfere with the officer's ability to act in the best interests of the Company or reasonably could be expected to require the officer to use proprietary, confidential or non-public information of the Company;

         o refuse gifts, favors or hospitality that would influence or appear to influence the recipient to act other than in the best interests of the Company; and

         o report to the Audit Committee or to the Board of Directors any existing or potential director positions they hold, including positions on non-profit or charitable organization boards of directors.

III.     Public Disclosure
         -----------------

                  It is the Company's policy that the information in its public communications and disclosures, including its filings with the SEC, be full, fair, accurate, timely and understandable. All employees, officers and directors who are involved in the Company's disclosure process, including the Senior Financial Officers, are responsible for acting in furtherance of this policy. Specifically, these individuals are required to maintain familiarity with the disclosure requirements applicable to the Company and are prohibited from knowingly misrepresenting, omitting or causing others to misrepresent or omit, material facts regarding the Company to others, whether within or outside the Company, including the Company's independent accountants. In addition, any employee, officer or director who has a supervisory role in the Company's disclosure process has an obligation to diligently discharge his or her responsibilities.

                  The Senior Financial Officers, in particular, must act in good faith and with due care and diligence in connection with the preparation of the Company's public disclosures. The Senior Financial Officers must ensure that the financial statements and reports submitted to the SEC are full, fair, accurate, timely and understandable. The Senior Financial Officers must also promptly report any irregularities or deficiencies in the Company's internal controls for financial reporting to the Audit Committee or the Board of Directors.

IV.      Compliance with Laws, Rules and Regulations
         -------------------------------------------

                  As noted, it is the Company's policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each employee, officer and director to adhere to the standards and restrictions imposed by those laws, rules and regulations.

                  It is both illegal and against Company policy for any employee, officer or director who is aware of material, nonpublic information relating to the Company, any of the Company's customers or clients or any other private or governmental issuer or securities to purchase or sell any securities of those issuers, or recommend that another person purchase, sell or hold the securities of those issuers.

                  In general, information is "material" if it could affect a person's decision to purchase, sell or hold a company's securities. Material information includes, for example, a company's anticipated earnings, plans to acquire or sell significant assets and changes in senior executives. Employees, officers and directors should try to limit transactions to times when it can reasonably be assumed that all material information about a company has been disclosed. Officers and directors of the Company, in particular, should consult with the Company's COO regarding the safest times to trade in the Company's securities.

                  In addition, employees, officers and directors may not disclose material, nonpublic information about the Company or another company to any person (i) inside the Company, unless they need to know the information for legitimate business purposes, or (ii) outside of the Company, unless prior approval is obtained from management in consultation with the Company's COO. Bear in mind that this information belongs to the Company and no person may misappropriate it for anyone's benefit. Providing a "tip" based on material, nonpublic information is unethical and illegal, and is prohibited, even if you do not profit from it. Certain persons who regularly have access to material, nonpublic information or who hold certain positions within the Company must obtain clearance from the Company's COO prior to trading in the Company's securities. All affected individuals will be personally notified about this clearance requirement.

                  More detailed rules governing the trading of Company securities by employees, officers and directors are set forth in the Company's Insider Trading Policy. You may obtain a copy of this policy by contacting the Company's COO.

                  Other laws, rules, regulations and Company policies to which employees, officers and directors are subject relate to business practices. For example, employees, officers and directors may not misrepresent facts, contractual terms or Company policies to a stockholder, service provider or regulator. Even if done inadvertently, you must correct the misrepresentation as soon as possible after consulting with the Company's COO. In addition, employees, officers and directors must adhere to appropriate procedures governing the retention and destruction of the Company's records, consistent with applicable laws, regulations, Company policies and business needs. No person should destroy, alter or falsify any document that may be relevant to a threatened or pending lawsuit or governmental investigation. You should consult with, and follow the instructions of, the Company's COO in these situations.

                  Employees, officers and directors must also comply with the U.S. Foreign Corrupt Practices Act, which prohibits American businesses, and in many cases their foreign subsidiaries, from offering, paying or authorizing payment to foreign government officials, political parties or their officials, or political candidates.

                  The Senior Financial Officers, in particular, have a responsibility to ensure compliance with the applicable rules and regulations of federal, state and local governments and of appropriate public and private regulatory agencies or organizations. In addition to adhering to established Company policies and procedures, these individuals must take steps to ensure that other employees and officers follow such policies and procedures.

                  Any employee, officer or director who is uncertain about the legal rules and regulations to which he or she or the Company is subject should consult with the Company's COO.

V.       Employment Practices
         --------------------

                  In making employment and personnel decisions, the Company employment decisions must be based only on an employee's or applicant's qualifications, demonstrated skills and achievements without regard to race, color, sex, religion, national origin, age, disability, veteran status, citizenship, sexual orientation, gender identity or marital status.

                  All employees are entitled to be treated with respect and dignity. Management must not tolerate harassment of, or by, any employee in situations involving another employee, stockholder, service provider or business associate. Employees, officers and directors must not engage in conduct that could be construed as sexual harassment, which may include, for example, unwelcome sexual advances, offensive touching, sexually suggestive statements, offensive jokes, requests for sexual favors or other verbal or physical conduct of a sexual nature.

                  Any person who believes he or she has been harassed in the course of performing his or her employment with the Company should notify the Company's COO. Company policy prohibits retaliation against any individual who complains of, or reports an instance of, harassment or participates in an investigation of a harassment complaint.

                  More detailed information governing the Company's employment practices is set forth in the Company's Employee Handbook. You may obtain a copy of this handbook by contacting the Company's Director of Human Resources.

VI.      Corporate Opportunities
         -----------------------

                  Employees, officers and directors owe a duty to the Company to advance the Company's legitimate business interests when the opportunity to do so arises. In this regard, employees, officers and directors are prohibited from
(i) taking for themselves personally (or directing to a third party) business opportunities that are discovered through the use of Company property, information or position (unless the Company has already been offered the opportunity and rejected it); (ii) using Company property, information or position for improper personal gain; and (iii) competing with the Company.

                  It may be difficult to decipher whether or not a particular personal benefit is proper, as sometimes both personal and Company benefits may be derived from certain activities. The best course of action in these circumstances is to consult with the Company's COO.

VII.     Confidentiality
         ---------------

                  In carrying out the Company's business, employees, officers and directors may learn confidential or proprietary information about the Company or third parties. Employees, officers and directors must maintain the confidentiality of all information entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information includes, for example, any nonpublic information concerning the Company, including its business, properties, financial performance, results or prospects, and any nonpublic information provided by a third party with the expectation or contractual agreement that the information will be kept confidential and used solely for the business purpose for which it was conveyed. Employees, officers and directors are required to secure from unauthorized access and public view documents under their control that contain confidential or proprietary information. When such information is discarded, appropriate steps must be taken to ensure proper and complete destruction.

                  In addition, employees, officers and directors are prohibited from taking confidential or proprietary information with them upon termination of employment with the Company or from using or disclosing such information for any purpose elsewhere, including with a different employer or company. Any confidential or proprietary information must be promptly returned to the Company upon termination of employment or affiliation with the Company.

VIII.    Fair Dealing
         ------------

                  Company policy is to conduct business fairly through honest business competition and the Company does not seek competitive advantages through unethical or illegal business practices. Each employee, officer and director should endeavor to deal fairly with the Company's stockholders, service providers, competitors and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation or omission of material facts or any other practice involving unfair dealing.

IX.      Protection and Proper Use of Company Assets
         -------------------------------------------

                  All employees, officers and directors should protect the Company's assets and ensure their efficient use. It is important to bear in mind that theft, carelessness and waste have a direct impact on the Company's profitability. Thus, all assets of the Company should be used only for legitimate business purposes.

X.       Waivers of the Code
         -------------------

                  The Company may elect to waive certain provisions of the Code on a case-by-case basis. Any employee, officer or director who would like to request a waiver of one or more of the Code's provisions must discuss the matter with the Company's COO. Waivers for executive officers and directors of the Company only may be granted by the Board of Directors or a committee of the Board.

                           Acknowledgment of Employees
                           ---------------------------

         I have read and understand the Code of Business Conduct and Ethics (the "Code") of Steven Madden, Ltd. (the "Company"). To the best of my knowledge, I am in compliance with the Code. I understand that if I violate the Code, or if I fail to report a violation of this Code by any officer or employee of the Company, I may be subject to disciplinary action up to and including dismissal from my employment with the Company. I understand that it is my obligation to implement this Code and to use my best efforts to ensure that employees of the Company comply with its provisions. I know of no reason why I would not be able to abide by this Code.


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       Date:____________________________________

                   Certification of Senior Financial Officers
                   ------------------------------------------

         I have read the Code of Business Conduct and Ethics (the "Code") of Steven Madden, Ltd. (the "Company") and have been provided an opportunity to ask questions and to consult counsel. I understand that if I violate the Code, or if I fail to report a violation of this Code by any other officer or employee of the Company, I may be subject to disciplinary action up to and including dismissal from my employment with the Company. I understand that it is my obligation to implement this Code and to use my best efforts to ensure that other officers and employees of the Company comply with its provisions. I know of no reason why I would not be able to abide by this Code.


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       Date:____________________________________

                                                                         ANNEX E

                               STEVEN MADDEN, LTD.

                                 1999 STOCK PLAN

         This Steven Madden, Ltd. 1999 Stock Plan (the "1999 Plan") is hereby amended as follows:

         1. The second sentence of Section 3 of the 1999 Plan shall be deleted and replaced with the following:

                  "Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under the Plan shall not exceed in the aggregate 3,220,000 shares as such Common Stock was constituted on the effective date of the Plan."

         2. Except as expressly amended hereby, the provisions of the Plan are and shall remain in full force and effect.

         3. This Amendment shall be effective immediately upon approval by the Company's Board of Directors and stockholders of the Company.


                                       Adopted by the Board of Directors
                                       as of the __ day of April, 2004


                                       Approved by the Stockholders
                                       this __ day of May, 2004

STEVEN MADDEN, LTD.                                                        PROXY

                               STEVEN MADDEN, LTD.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES ([FOR] [WITHHOLD AUTHORITY] [AGAINST] OR [ABSTAIN]) NEXT TO EACH OF THE THREE (3) PROPOSALS

         The undersigned stockholder of Steven Madden, Ltd. (the "Company") hereby appoint(s) Jamieson A. Karson and Arvind Dharia, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's showroom located at 1370 Avenue of the Americas, 12th Floor, New York, New York at 10:00 a.m., local time, on May 21, 2004, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on April 8, 2004, in accordance with the directions indicated herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1, 2 AND 3.

1)       ELECTION OF DIRECTORS
         ---------------------

         VOTE

         [ ] FOR ALL nominees listed below EXCEPT as marked to the contrary below

         [ ] WITHHOLD AUTHORITY to vote for ALL nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

         [ ]      ABSTAIN

Jamieson A. Karson, Jeffrey Birnbaum, Marc Cooper, John L. Madden, Peter Migliorini, Thomas H. Schwartz and Awadhesh Sinha

2)       AMENDMENT OF THE 1999 STOCK PLAN
         --------------------------------

         [ ]      FOR the Amendment of the 1999 Stock Plan

         [ ]      AGAINST

         [ ]      ABSTAIN

3) RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004
         -----------------------------------------------------------------

         [ ]      FOR the ratification of the selection of Eisner LLP

         [ ]      AGAINST

         [ ]      ABSTAIN

         THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE SEVEN (7) NOMINEES NAMED IN ITEM 1, (2) FOR THE AMENDMENT OF THE 1999 STOCK PLAN IN ITEM 2, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004 IN ITEM 3 AND (4) IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


         In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.

         Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STEVEN MADDEN, LTD.

Dated:   _____________________


                                       _________________________________________
                                                      Signature


                                       _________________________________________
                                               Signature if jointly owned:


                                       _________________________________________
                                                      Print name:

         Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE